EXHIBIT 10.2


================================================================================

                          CREDIT AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                               EMRISE CORPORATION,
                         EMRISE ELECTRONICS CORPORATION,
                           RO ASSOCIATES INCORPORATED,
                                       AND
                             CXR LARUS CORPORATION,
                                  AS BORROWERS

                                       AND

                     WELLS FARGO BANK, NATIONAL ASSOCIATION

        Acting through its Wells Fargo Business Credit operating division



                                DECEMBER 1, 2006

================================================================================

                                                 TABLE OF CONTENTS

                                                                                                              PAGE

ARTICLE I             DEFINITIONS................................................................................1

         Section 1.1           Definitions.......................................................................1

         Section 1.2           Other Definitional Terms; Rules of Interpretation................................14

ARTICLE II            AMOUNT AND TERMS OF THE CREDIT FACILITY...................................................14

         Section 2.1           Revolving Advances...............................................................14

         Section 2.2           Procedures for Requesting Advances...............................................15

         Section 2.3           Term Advance.....................................................................15

         Section 2.4           Payment of Term Note.............................................................15

         Section 2.5           Interest; Margins; Minimum Interest Charge; Default Interest Rate;
                               Application of Payments; Participations; Usury...................................16

         Section 2.6           Fees.............................................................................18

         Section 2.7           Time for Interest Payments; Payment on Non-Business Days;
                               Computation of Interest and Fees.................................................20

         Section 2.8           Lockbox and Collateral Account; Sweep of Funds...................................20

         Section 2.9           Voluntary Prepayment; Reduction of the Maximum Line Amount;
                               Termination of the Credit Facility by the Borrowers..............................21

         Section 2.10          Mandatory Prepayment.............................................................21

         Section 2.11          Revolving Advances to Pay Indebtedness...........................................21

         Section 2.12          Use of Proceeds..................................................................21

         Section 2.13          Liability Records................................................................22

ARTICLE III           SECURITY INTEREST; OCCUPANCY; SETOFF.....................................................22

         Section 3.1           Grant of Security Interest.......................................................22

         Section 3.2           Notification of Account Debtors and Other Obligors...............................22

         Section 3.3           Assignment of Insurance..........................................................22

         Section 3.4           Occupancy........................................................................23

         Section 3.5           License..........................................................................23

         Section 3.6           Financing Statement..............................................................23

         Section 3.7           Setoff...........................................................................24

         Section 3.8           Collateral.......................................................................24

ARTICLE IV            CONDITIONS OF LENDING; CONDITIONS SUBSEQUENT..............................................25

         Section 4.1           Conditions Precedent to the Initial Advances.....................................25

         Section 4.2           Conditions Precedent to All Advances.............................................27


                                                       -i-


                                                 TABLE OF CONTENTS
                                                    (continued)
                                                                                                              PAGE

ARTICLE V             REPRESENTATIONS AND WARRANTIES............................................................27

         Section 5.1           Existence and Power; Name; Chief Executive Office; Inventory and
                               Equipment Locations; Federal Employer Identification Number and
                               Organizational Identification Number.............................................27

         Section 5.2           Capitalization...................................................................27

         Section 5.3           Authorization of Borrowing; No Conflict as to Law or Agreements..................28

         Section 5.4           Legal Agreements.................................................................28

         Section 5.5           Subsidiaries.....................................................................28

         Section 5.6           Financial Condition; No Adverse Change...........................................28

         Section 5.7           Litigation.......................................................................28

         Section 5.8           Regulation U.....................................................................29

         Section 5.9           Taxes............................................................................29

         Section 5.10          Titles and Liens.................................................................29

         Section 5.11          Intellectual Property Rights.....................................................29

         Section 5.12          Plans............................................................................30

         Section 5.13          Default..........................................................................30

         Section 5.14          Environmental Matters............................................................31

         Section 5.15          Submissions to Lender............................................................31

         Section 5.16          Financing Statements.............................................................31

         Section 5.17          Rights to Payment................................................................32

         Section 5.18          Financial Solvency...............................................................32

ARTICLE VI            COVENANTS.................................................................................32

         Section 6.1           Reporting Requirements...........................................................32

         Section 6.2           Financial Covenants..............................................................36

         Section 6.3           Permitted Liens; Financing Statements............................................37

         Section 6.4           Indebtedness.....................................................................38

         Section 6.5           Guaranties.......................................................................38

         Section 6.6           Investments and Subsidiaries.....................................................38

         Section 6.7           Dividends and Distributions......................................................38


                                                       -ii-


                                                 TABLE OF CONTENTS
                                                    (continued)
                                                                                                              PAGE

         Section 6.8           Salaries.........................................................................39

         Section 6.9           Books and Records; Collateral Examination, Inspection and
                               Appraisals......................................................................39

         Section 6.10          Account Verification.............................................................39

         Section 6.11          Compliance with Laws.............................................................40

         Section 6.12          Payment of Taxes and Other Claims................................................40

         Section 6.13          Maintenance of Properties........................................................40

         Section 6.14          Insurance........................................................................41

         Section 6.15          Preservation of Existence........................................................41

         Section 6.16          Delivery of Instruments, etc.....................................................41

         Section 6.17          Sale or Transfer of Assets; Suspension of Business Operations....................41

         Section 6.18          Consolidation and Merger; Asset Acquisitions.....................................42

         Section 6.19          Sale and Leaseback...............................................................42

         Section 6.20          Restrictions on Nature of Business...............................................42

         Section 6.21          Accounting......................................................................42

         Section 6.22          Discounts, etc...................................................................42

         Section 6.23          Plans............................................................................42

         Section 6.24          Place of Business; Name..........................................................42

         Section 6.25          Constituent Documents; S Corporation Status......................................42

         Section 6.26          Performance by the Lender........................................................42

ARTICLE VII           EVENTS OF DEFAULT, RIGHTS AND REMEDIES....................................................43

         Section 7.1           Events of Default................................................................43

         Section 7.2           Rights and Remedies..............................................................45

         Section 7.3           Certain Notices..................................................................46

ARTICLE VIII          MISCELLANEOUS.............................................................................46

         Section 8.1           No Waiver; Cumulative Remedies; Compliance with Laws.............................46

         Section 8.2           Amendments, Etc..................................................................46

         Section 8.3           Notices; Communication of Confidential Information; Requests for
                               Accounting.......................................................................46

         Section 8.4           Further Documents................................................................47


                                                       -iii-


                                                 TABLE OF CONTENTS
                                                    (continued)
                                                                                                              PAGE

         Section 8.5           Costs and Expenses...............................................................47

         Section 8.6           Indemnity........................................................................47

         Section 8.7           Participants.....................................................................48

         Section 8.8           Execution in Counterparts; Telefacsimile Execution...............................48

         Section 8.9           Retention of Borrowers' Records..................................................48

         Section 8.10          Binding Effect; Assignment; Complete Agreement; Sharing Information..............49

         Section 8.11          Severability of Provisions.......................................................49

         Section 8.12          Headings.........................................................................49

         Section 8.13          Borrower Funds Administrator.....................................................49

         Section 8.14          Joint and Several Liability......................................................50

         Section 8.15          Governing Law; Jurisdiction, Venue...............................................53

         Section 8.16          Arbitration......................................................................53

         Section 8.17          Servicing of Credit Facility.....................................................56


                                                       -iv-

                         TABLE OF EXHIBITS AND SCHEDULES



Exhibit A                  Form of Revolving Note

Exhibit B                  Form of Term Note

Exhibit C                  Compliance Certificate

Exhibit D                  Premises

Schedule 5.1 Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral

Schedule 5.2               Capitalization and Organizational Chart

Schedule 5.5               Subsidiaries

Schedule 5.6               Exceptions to Financial Statements

Schedule 5.7               Litigation Matters

Schedule 5.11              Intellectual Property Disclosures

Schedule 5.14              Environmental Matters

Schedule 6.3               Permitted Liens

Schedule 6.4               Permitted Indebtedness and Guaranties

                          CREDIT AND SECURITY AGREEMENT

         Dated as of December 1, 2006

         EMRISE CORPORATION, a Delaware corporation ("Emrise Corporation"), EMRISE ELECTRONICS CORPORATION, a New Jersey corporation ("Emrise Electronics"), RO ASSOCIATES INCORPORATED, a California corporation ("RO Associates"), and CXR LARUS CORPORATION, a Delaware corporation ("Larus"; Larus, Emrise Corporation, Emrise Electronics, and RO Associates are sometimes referred to individually herein as a "Borrower" and collectively as the "Borrowers"), and WELLS FARGO BANK, NATIONAL ASSOCIATION (as more fully defined in Article I herein, the "Lender") acting through its Wells Fargo Business Credit operating division, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         Section 1.1 DEFINITIONS. Except as otherwise expressly provided in this Agreement, the following terms shall have the meanings given them in this
Section:

         "Accounts" shall have the meaning given it under the UCC.

         "Accounts Advance Rate" means up to eighty five percent (85%), or such lesser rate as the Lender in its sole discretion may deem appropriate from time to time; provided that, as of any date of determination, the Accounts Advance Rate shall be reduced by one (1) percentage point for each percentage by which Dilution is in excess of five percent (5.0%).

         "Advance" means a Revolving Advance or the Term Advance.

         "Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with the Borrowers, including any Subsidiary of the Borrowers. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement" means this Credit and Security Agreement.

         "Availability" means the amount, if any, by which the Borrowing Base exceeds the outstanding principal balance of the Revolving Note.

         "Book Net Worth" means the aggregate of the common and preferred shareholders' equity in the Borrowers, determined in accordance with GAAP.

         "Borrower Funds Administrator" means Emrise Corporation, a Delaware corporation.

         "Borrowing Base" means at any time the lesser of:

         (a)      The Maximum Line Amount; or

         (b) Subject to change from time to time in the Lender's sole discretion, the sum of:

                  (i) The product of the Accounts Advance Rate times Eligible Accounts, plus

                  (ii) Without duplication of the immediately preceding clause
         (i), during the Foreign Accounts Eligibility Period, the least of (A) the product of the Accounts Advance Rate times Eligible Foreign Accounts, (B) the FREP Subline Amount, or (C) an amount equal to ten percent (10%) of the aggregate of all Eligible Accounts plus all Eligible Foreign Accounts, plus

                  (iii) The least of: (A) the product of the Inventory Advance Rate times Eligible Inventory, (B) $1,000,000, (C) one hundred percent (100%) of the Net Orderly Liquidation Value of Eligible Inventory, if such amount results in an effective advance rate for Eligible Inventory of ten percent (10%) or less (of the lower of cost or market), or (D) ninety percent (90%) of the Net Orderly Liquidation Value of Eligible Inventory, if such amount results in an effective advance rate for Eligible Inventory of greater than ten percent (10%) (of the lower of cost or market), less

                  (iv) The Borrowing Base Reserve, less

                  (v) Indebtedness that the Borrowers owe to the Lender that has not yet been advanced on the Revolving Note and the dollar amount that the Lender in its reasonable discretion then determines to be a reasonable determination of the Borrowers' credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement offered to Borrowers by Lender that is not described in Article II of this Agreement, less

                  (vi) The outstanding principal balance of the Term Note.

         "Borrowing Base Reserve" means, as of any date of determination, such amounts (expressed as either a specified amount or as a percentage of a specified category or item) as the Lender may from time to time establish and adjust in reducing Availability (a) to reflect events, conditions, contingencies or risks which, as determined by the Lender, do or may affect (i) the Collateral or its value, (ii) the assets, business or prospects of the Borrowers, or (iii) the security interests and other rights of the Lender in the Collateral (including the enforceability, perfection and priority thereof), or (b) to reflect the Lender's judgment that any collateral report or financial information furnished by or on behalf of the Borrowers to the Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts that the Lender determines constitutes a Default or an Event of Default. Without limiting the generality of the foregoing and addition to any other Borrowing Base Reserves, Lender may establish and adjust from time to time a reserve for potential fines, costs, and expenses that might be incurred by the Borrowers with respect to matters involving the United States Securities and Exchange Commission and other relevant governmental authorities, as well as any exchange upon which any of the Borrowers' securities are listed.

         "Business Day" means a day on which the Federal Reserve Bank of New York is open for business.

         "Capital Expenditures" means for a period, any expenditure of money during such period for the lease, purchase or other acquisition of any capital asset, or for the lease of any other asset whether payable currently or in the future.

         "Change of Control" means the occurrence of any of the following events:

         (a) Any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than fifteen percent (15%) of the voting power of all classes of securities or other equity interests of the Borrowers; or

         (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the board of Directors of the Borrowers (together with any new Directors whose election to such board of Directors, or whose nomination for election by the Owners of the Borrowers, was approved by a vote of two thirds of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of Directors of the Borrowers then in office.

         "Collateral" means all of the Borrowers' Accounts, chattel paper and electronic chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) any money, or other assets of the Borrowers that now or hereafter come into the possession, custody, or control of the Lender; (vii) proceeds of any and all of the foregoing; (viii) books and records of the Borrowers, including all mail or electronic mail addressed to the Borrowers; and (ix) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which the Borrowers now have or hereafter acquire any rights.

         "Collateral Account" means the "Lender Account" as defined in the Wholesale Lockbox and Collection Account Agreement.

         "Commitment" means the Lender's commitment to make Advances to the Borrowers.

         "Constituent Documents" means with respect to any Person, as applicable, such Person's certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person's existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person's owners.

         "Credit Facility" means the credit facility under which Revolving Advances and the Term Advance may be made available to the Borrowers by the Lender under Article II.

         "Current Maturities of Long Term Debt" means during a period beginning and ending on designated dates, the amount of the Borrowers' long-term debt and capitalized leases which become due during that period.

         "Cut-off Time" means 12:30 p.m. Pasadena, California time.

         "Debt" means of a Person as of a given date, all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

         "Debt Service Coverage Ratio" means the ratio of (i) Net Income plus depreciation and amortization, plus or minus the change in deferred taxes, MINUS Capital Expenditures and minus any dividends or distributions to (ii) Current Maturities of Long Term Debt paid or scheduled to be paid plus any payments on Subordinated Debt.

         "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

         "Default Period" means any period of time beginning on the day a Default or Event of Default occurs and ending on the date identified by the Lender in writing as the date that such Default or Event of Default has been cured or waived.

         "Default Rate" means an annual interest rate in effect during a Default Period or following the Termination Date, which interest rate shall be equal to three percent (3%) over the applicable Floating Rate, as such rate may change from time to time.

         "Dilution" means, as of any date of determination, a percentage, based upon the experience of the trailing six (6) month period ending on the date of determination, which is the result of dividing (a) actual bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts as determined by Lender in its sole discretion during such period, by (b) the Borrowers' net sales during such period (excluding extraordinary items) plus the amount of clause (a).

         "Director" means a director if the Borrower is a corporation, a governor or manager if the Borrower is a limited liability company, or a general partner if the Borrower is a partnership.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group which includes the Borrowers and which is treated as a single employer under Section 414 of the IRC.

         "Earnings Before Taxes" means pretax earnings from operations, excluding extraordinary gains, but including extraordinary losses.

         "Eligible Accounts" means all unpaid Accounts of the Borrowers arising from the sale or lease of goods or the performance of services, net of any credits, but excluding any such Accounts having any of the following characteristics:

                  (i) That portion of Accounts that remain unpaid for longer than the earlier of (i) sixty (60) calendar days after the original due date, or (ii) ninety (90) calendar days after the original invoice date;

                  (ii) That portion of Accounts related to goods or services with respect to which the Borrowers have received notice of a claim or dispute, which are subject to a claim of offset or a contra account, or which reflect a reasonable reserve for warranty claims or returns;

                  (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrowers to the customer, including progress billings, and that portion of Accounts for which an invoice has not been sent to the applicable account debtor;

                  (iv) Accounts constituting (i) proceeds of copyrightable material unless such copyrightable material shall have been registered with the United States Copyright Office, or (ii) proceeds of patentable inventions unless such patentable inventions have been registered with the United States Patent and Trademark Office;

                  (v) Accounts owed by any unit of government, whether foreign or domestic (PROVIDED, HOWEVER, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrowers have provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

                  (vi) Accounts denominated in any currency other than United States dollars;

                  (vii) Accounts owed by an account debtor located outside the United States or Canada which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession or control, and with respect to which a control agreement concerning the letter-of-credit rights is in effect, and acceptable to the Lender in all respects, in its sole discretion, or
         (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

                  (viii) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

                  (ix) Accounts owed by an Owner, Subsidiary, Affiliate, Officer or employee of the Borrowers (including, but not limited to, Accounts owing by one Borrower to another Borrower);

                  (x) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any Lien in favor of any Person other than the Lender;

                  (xi) That portion of Accounts that has been restructured, extended, amended or modified;

                  (xii) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

                  (xiii) Accounts owed by an account debtor, regardless of whether otherwise eligible, to the extent that the aggregate balance of such Accounts exceeds fifteen percent (15%) of the aggregate amount of all Eligible Accounts;

                  (xiv) Accounts owed by an account debtor, regardless of whether otherwise eligible, if twenty five percent(25%) or more of the total amount of Accounts due from such account debtor is ineligible under clauses (i), (ii), or (x) above; and

                  (xv) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.

         "Eligible Equipment" means Equipment of the Borrowers designated by the Lender as eligible from time to time in their sole discretion but excluding any Equipment having any of the following characteristics:

                  (i) Equipment that is subject to any Lien other than in favor of the Lender;

                  (ii) Equipment that has not been delivered to the Premises;

                  (iii) Equipment in which the Lender does not hold a first priority security interest;

                  (iv) Equipment that is obsolete or not currently saleable;

                  (v) Equipment that is not covered by standard "all risk" insurance for an amount equal to its forced liquidation value;

                  (vi) Equipment that requires proprietary software in order to operate in the manner in which it is intended when such software is not freely assignable to the Lender or any potential purchaser of such Equipment;

                  (vii) Equipment consisting of computer hardware, software, tooling, or molds; and

                  (vii) Equipment otherwise deemed unacceptable by the Lender in its sole discretion.

         "Eligible Foreign Accounts" means Accounts of the Borrowers due and owing by an account debtor located outside the United States; but excluding any Accounts having any of the following characteristics:

                  (i) (A) That portion of Accounts (other than dated Accounts) unpaid 120 days or more after the invoice date, and (B) that portion of dated Accounts unpaid more than 60 days after the stated due date;

                  (ii) That portion of Accounts related to goods or services with respect to which one or more of the Borrowers has received notice of a claim or dispute, which are subject to a claim of offset or a contra account, or which reflect a reasonable reserve for warranty claims or returns;

                  (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrowers to the customer;

                  (iv) That portion of Accounts for which an invoice has not been sent to the applicable account debtor;

                  (v) Accounts owed by any unit of government;

                  (vi) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;

                  (vii) Accounts owed by an Owner, Subsidiary, Affiliate, Officer or employee of any of the Borrowers;

                  (viii) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any Lien in favor of any Person other than the Lender;

                  (ix) That portion of Accounts that has been restructured, extended, amended or modified;

                  (x) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

                  (xi) That portion of Accounts owed by any one account debtor that would permit Revolving Advances supported by such account debtor's Accounts to exceed (A) $350,000 if such account debtor is an Approved Buyer which is rated BBB-minus or better by Standard & Poor's Ratings Services, or is controlled by entities rated BBB-minus or better by Standard & Poor's Ratings Services, and (B), $250,000 for all other approved buyers (as determined by the Lender in its sole discretion)];

                  (xii) Accounts denominated in any currency other than United States dollars, Canadian dollars, Swiss francs, Japanese yen, United Kingdom pounds sterling or European Union euros;

                  (xiii) Accounts with respect to which the Borrowers have not instructed the Account debtor to pay the Account to the Collateral Account;

                  (xiv) Accounts owed by debtors located in countries not acceptable to the Lender in its sole discretion;

                  (xv) Accounts owed by an account debtor, regardless of whether otherwise eligible, if twenty five percent (25%) or more of the total amount due under Accounts from such debtor is ineligible under clauses
         (i), (ii) or (ix) above; and

                  (xvi) Accounts otherwise deemed unacceptable to the Lender in its sole discretion.

         "Eligible Inventory" means all Inventory of the Borrowers, valued at the lower of cost or market in accordance with GAAP; but excluding any Inventory having any of the following characteristics:

                  (i) Inventory that is: in-transit; located at any warehouse, job site or other premises not approved by the Lender in writing; not subject to a duly perfected first priority security interest in the Lender's favor; subject to any lien or encumbrance that is subordinate to the Lender's first priority security interest; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;

                  (ii) Supplies, packaging (including, but not limited to, containers and box inventory), labels, maintenance or other parts or sample Inventory, or customer supplied parts or Inventory;

                  (iii) Work-in-process Inventory;

                  (iv) Inventory that is damaged, defective, obsolete, discontinued, tainted, slow moving or not currently saleable in the normal course of the Borrowers' operations, or the amount of such Inventory that has been reduced by shrinkage;

                  (v) Inventory that the Borrowers have returned, have attempted to return, is in the process of returning or intend to return to the vendor thereof;

                  (vi) Inventory that is perishable or live;

                  (vii) Inventory manufactured by the Borrowers pursuant to a license unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

                  (viii) Inventory that is subject to a Lien in favor of any Person other than the Lender;

                  (ix) Inventory stored at locations holding less than ten (10%) of the aggregate value of Borrowers' Inventory; and

                  (x) Inventory otherwise deemed ineligible by the Lender in its sole discretion.

         "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

         "Equipment" shall have the meaning given it under the UCC.

         "Event of Default" is defined in Section 7.1.

         "Excess Availability" means, as of any date of determination, (i) Availability LESS (ii) the sum of Borrowers' trade payables older than 60 days from invoice date, book overdrafts, and other past due obligations.

         "Financial Covenants" means the covenants set forth in Section 6.2.

         "Floating Rate" means (i) with respect to Revolving Advances evidenced by the Revolving Note, an annual interest rate equal to the sum of the Prime Rate plus the applicable Margin, and (ii) with respect to Term Advances evidenced by the Term Note, an annual interest rate equal to the sum of the Prime Rate plus the applicable Margin, which interest rate shall, in each case, change when and as the Prime Rate changes.

         "Floating Rate Advance" means an Advance bearing interest at the Floating Rate.

         "Foreign Accounts Eligibility Period" means the period beginning with the date of Lender's receipt of Borrowers' written election to include Eligible Foreign Accounts in the Borrowing Base and continuing until the later of (i) the Maturity Date, or (ii) the date that all Indebtedness has been paid in full.

         "FREP Subline Amount" means Five Hundred Thousand Dollars ($500,000), as such amount may be adjusted by Lender in Lender's sole discretion from time to time.

         "Funding Date" is defined in Section 2.1.

         "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.

         "General Intangibles" shall have the meaning given it under the UCC.

         "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

         "Indebtedness" is used herein in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrowers to the Lender, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement at any time entered into by the Borrowers with the Lender, and whether the Borrowers may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.

         "Indemnified Liabilities" is defined in Section 8.6

         "Indemnitees" is defined in Section 8.6.

         "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

         "Infringement" or "Infringing" when used with respect to Intellectual Property Rights means any infringement or other violation of Intellectual Property Rights.

         "Intellectual Property Rights" means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

         "Interest Expense" means for a fiscal year-to-date period, the Borrowers' total gross interest expense during such period (excluding interest income), and shall in any event include (i) interest expensed (whether or not paid) on all Debt, (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and (iv) the portion of any capitalized lease obligation allocable to interest expense.

         "Interest Payment Date" is defined in Section 2.7(a).

         "Inventory" shall have the meaning given it under the UCC.

         "Inventory Advance Rate" means (i) up to ten percent (10%) of Eligible Inventory consisting of raw materials, and (ii) up to ten percent (10%) of Eligible Inventory consisting of finished goods, or, in the case of either clause (i) or (ii) of this definition, such lesser rates as the Lender in its sole discretion may deem appropriate from time to time.

         "Investment Property" shall have the meaning given it under the UCC.

         "Lender" means Wells Fargo Bank, National Association in its broadest and most comprehensive sense as a legal entity, and is not limited in its meaning to Lender's Wells Fargo Business Credit operating division, or to any other operating division of Lender.

         "Licensed Intellectual Property" is defined in Section 5.11(c) .

         "Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or subsequently acquired and whether arising by agreement or operation of law.

         "Loan Documents" means this Agreement, the Revolving Note, the Term Note, each Subordination Agreement, and the Security Documents, together with every other agreement, note, document, contract or instrument to which the Borrowers now or in the future may be a party and which is required by the Lender.

         "Lockbox" means "Lockbox" as defined in the Wholesale Lockbox and Collection Account Agreement.

         "Margin" means a rate per annum, expressed as a percentage, that is determined pursuant to Section 2.5(b).

         "Material Adverse Effect" means any of the following:

                  (i) A material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of any Borrower;

                  (ii) A material adverse effect on the ability of any Borrowers to perform its obligations under the Loan Documents;

                  (iii) A material adverse effect on the ability of the Lender to enforce the Indebtedness or to realize the intended benefits of the Security Documents, including a material adverse effect on the validity or enforceability of any Loan Document, or on the status, existence, perfection, priority (subject to Permitted Liens) or enforceability of any Lien securing payment or performance of the Indebtedness; or

                  (iv) Any claim against any Borrower or threat of litigation which if determined adversely to any Borrower would cause such Borrower to be liable to pay an amount exceeding $100,000 or would result in the occurrence of an event described in clauses (i), (ii) and (iii) above.

         "Maturity Date" means, with respect to the Credit Facility, December 1, 2009.

         "Maximum Line Amount" means $5,000,000 unless this amount is reduced pursuant to Section 2.12, in which event it means such lower amount.

         "Minimum Interest Charge" is defined in Section 2.5(c).

         "Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Borrowers or any ERISA Affiliate contribute or are obligated to contribute.

         "Net Cash Proceeds" means in connection with any asset sale, the cash proceeds (including any cash payments received by way of deferred payment whether pursuant to a note, installment receivable or otherwise, but only as and when actually received) from such asset sale, net of (i) attorneys' fees, accountants' fees, investment banking fees, brokerage commissions and amounts required to be applied to the repayment of any portion of the Debt secured by a Lien not prohibited hereunder on the asset which is the subject of such sale, and (ii) taxes paid or reasonably estimated to be payable as a result of such asset sale.

         "Net Forced Liquidation Value" means a professional opinion of the estimated most probable Net Cash Proceeds which could typically be realized at a properly advertised and conducted public auction sale without reserve, held under forced sale conditions and under economic trends current within 60 days of the appraisal. The opinion may consider physical location, difficulty of removal, adaptability, specialization, marketability, physical condition, overall appearance and psychological appeal.

         "Net Income" means fiscal year-to-date after-tax net income from continuing operations, including extraordinary losses but excluding extraordinary gains, all as determined in accordance with GAAP.

         "Net Loss" means fiscal year-to-date after-tax net loss from continuing operations as determined in accordance with GAAP.

         "Net Orderly Liquidation Value" means a professional opinion of the estimated most probable Net Cash Proceeds which could typically be realized at a properly advertised and professionally managed liquidation sale, conducted under orderly sale conditions for an extended period of time (usually six to nine months), under the economic trends existing at the time of the appraisal.

         "Officer" means with respect to the Borrowers, an officer if the Borrowers are a corporation, a manager if the Borrowers are a limited liability company, or a partner if the Borrowers are a partnership.

         "OFAC" is defined in Section 6.11(c).

         "Overadvance" means the amount, if any, by which the outstanding principal balance of the Revolving Note is in excess of the then-existing Borrowing Base.

         "Owned Intellectual Property" is defined in Section 5.11(a).

         "Owner" means with respect to the Borrowers, each Person having legal or beneficial title to an ownership interest in the Borrowers or a right to acquire such an interest.

         "Patent and Trademark Security Agreement" means each Patent and Trademark Security Agreement now or hereafter executed by the Borrowers in favor of the Lender.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of any of the Borrowers or any ERISA Affiliate and covered by Title IV of ERISA.

         "Permitted Lien" and "Permitted Liens" are defined in Section 6.3(a) .

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of any of the Borrowers or any ERISA Affiliate.

         "Premises" means all locations where the Borrowers conduct their business or has any rights of possession, including the locations legally described in Exhibit D attached hereto.

         "Prime Rate" means at any time the rate of interest most recently announced by the Lender at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of the Lender's base rates, and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as the Lender may designate. Each change in the rate of interest shall become effective on the date each Prime Rate change is announced by the Lender.

         "Reportable Event" means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

         "Revolving Advance" is defined in Section 2.1.

         "Revolving Note" means the Borrowers' revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto, as same may be renewed and amended from time to time, and all replacements thereto.

         "Security Documents" means this Agreement, the Wholesale Lockbox and Collection Account Agreement, the Patent and Trademark Security Agreement(s), and any other document delivered to the Lender from time to time to secure the Indebtedness.

         "Security Interest" is defined in Section 3.1.

         "Servicer" means the Lender, or such other Person as the Lender may from time to time designate.

         "Subordinated Creditor" means, collectively, (i) Noel McDermott, as trustee of the Noel C. McDermott Revocable Living Trust, dated December 18, 1995, (ii) Warren P. Yost and Gail A. Yost, as co-trustees Under Declaration of Trust dated March 9, 1988, and (iii) every other Person now or in the future who agrees to subordinate indebtedness of one or more of the Borrowers held by that Person to the payment of the Indebtedness.

         "Subordination Agreement" means a subordination agreement executed by a Subordinated Creditor in favor of the Lender and acknowledged by the Borrowers.

         "Subsidiary" means any Person of which more than fifty percent (50%) of the outstanding ownership interests having general voting power under ordinary circumstances to elect a majority of the board of directors or the equivalent of such Person, regardless of whether or not at the time ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrowers, by the Borrowers and one or more other Subsidiaries, or by one or more other Subsidiaries.

         "Term Advance" is defined in Section 2.3.

         "Term Note" means the Borrowers' promissory note, payable to the order of the Lender in substantially the form of Exhibit B hereto, as same may be renewed and amended from time to time, and all replacements thereto.

         "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrowers terminate the Credit Facility, or (iii) the date the Lender demands payment of the Indebtedness, following an Event of Default, pursuant to Section 7.2.

         "UCC" means the Uniform Commercial Code as in effect in the state designated in this Agreement as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion of this Agreement.

         "Unused Amount" is defined in Section 2.6(b).

         "Wholesale Lockbox and Collection Account Agreement" means the Wholesale Lockbox and Collection Account Agreement by and between the Borrowers and the Lender, dated the same date as this Agreement.

         Section 1.2 OTHER DEFINITIONAL TERMS; RULES OF INTERPRETATION. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

                                   ARTICLE II
                     AMOUNT AND TERMS OF THE CREDIT FACILITY
                     ---------------------------------------

         Section 2.1 REVOLVING ADVANCES. The Lender agrees, subject to the terms and conditions of this Agreement, to make advances ("Revolving Advances") to the Borrowers from time to time from the date that all of the conditions set forth in 4.1 are satisfied (the "Funding Date") to and until (but not including) the Termination Date in an amount not in excess of the Maximum Line Amount. The Lender shall have no obligation to make a Revolving Advance to the extent that the amount of the requested Revolving Advance exceeds Availability. The Borrowers' obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.1, the Borrowers may borrow, prepay pursuant to Section 2.9, and reborrow.

         Section 2.2 PROCEDURES FOR REQUESTING ADVANCES. The Borrowers shall comply with the following procedures in requesting Revolving Advances:

         (a) TIME FOR REQUESTS. The Borrower Funds Administrator shall request each Advance not later than the Cut-off Time on the Business Day immediately preceding the Business Day on which the Advance is to be made. Each request that conforms to the terms of this Agreement shall be effective upon receipt by the Lender, shall be in writing or by telephone or telecopy transmission, and shall be confirmed in writing by the Borrower Funds Administrator if so requested by the Lender, by (i) an Officer of the Borrower Funds Administrator; or (ii) a Person designated as the Borrowers' agent by an Officer of the Borrower Funds Administrator in a writing delivered to the Lender; or (iii) a Person whom the Lender reasonably believes to be an Officer of the Borrower Funds Administrator or such a designated agent. The Borrowers shall repay all Advances even if the Lender does not receive such confirmation and even if the Person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrowers that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

         (b) DISBURSEMENT. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Advance by crediting the same to the Borrowers' demand deposit account maintained with the Lender unless the Lender and the Borrowers shall agree in writing to another manner of disbursement.

         Section 2.3 TERM ADVANCE.

         (a) The Lender agrees, subject to the terms and conditions of this Agreement, to make a single advance to the Borrowers on the Funding Date (the "Term Advance") in an amount not exceeding the least of (i) $200,000, (ii) eighty percent (80%) of the Net Orderly Liquidation Value, or (iii) ninety percent (90%) of the Net Forced Liquidation Value of the Borrowers' Eligible Equipment. The Borrowers' obligation to pay the Term Advance shall be evidenced by the Term Note and shall be secured by the Collateral as provided in Article III.

         (b) Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall deposit the proceeds of the requested Term Advance by crediting the same to the Borrowers' demand deposit account specified in Section 2.2(b) unless the Lender and the Borrowers shall agree in writing to another manner of disbursement. Upon the Lender's request, the Borrowers shall promptly confirm each telephonic request for a Term Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrowers shall be obligated to repay all Term Advances notwithstanding the Lender's failure to receive such confirmation and notwithstanding the fact that the Person requesting the same was not in fact authorized to do so. Any request for a Term Advance, whether written or telephonic, shall be deemed to be a representation by the Borrowers, upon which the Lender may rely, that the Borrowers are in compliance with the conditions set forth in Section 4.2 as of the time of the request.

         Section 2.4 PAYMENT OF TERM NOTE. The outstanding principal balance of the Term Note shall be due and payable as follows:

         (a) In equal monthly installments of $5,555.56, beginning on January 1, 2007, and on the first day of each month thereafter; and

         (b) If the Lender at any time obtains an appraisal of the Equipment as permitted under Section 6.9(d) herein, and the appraisal shows the aggregate outstanding principal balance of the Term Note to exceed ninety percent (90%) of the Net Forced Liquidation Value of Eligible Equipment, then the Borrowers, upon demand by the Lender, shall (i) make additional monthly principal payments of the Term Note in an amount equal to the amount of such excess divided by the number of months remaining before the Maturity Date, or (ii) immediately prepay the Term Note in the amount of such excess, as required by Lender in Lender's sole discretion, together with any prepayment fee owed pursuant to Section 2.6.

         (c) All prepayments of principal with respect to the Term Note shall be applied to the most remote principal installment or installments then unpaid.

         (d) On the Termination Date of the Credit Facility, the entire unpaid principal balance of the Term Note and all unpaid interest accrued thereon shall also be fully due and payable.

         Section 2.5 INTEREST; MARGINS; MINIMUM INTEREST CHARGE; DEFAULT INTEREST RATE; APPLICATION OF PAYMENTS; PARTICIPATIONS; USURY.

         (a) INTEREST. Except as provided in Section 2.5(d) and Section 2.5(g), the principal amount of each Advance shall bear interest as a Floating Rate Advance.

         (b) MARGINS. The Margin through and including the first adjustment occurring as specified below shall be one percent (1.0%) per annum. The Margin shall be adjusted in accordance with the following:

                  (i) The Margin shall be reduced to one-half of one percent (0.50%) per annum upon either (x) Borrowers' average Excess Availability for a 60-day consecutive period occurring after the date of this Agreement was equal to or greater than $3,000,000, or (y) satisfaction of the following conditions precedent (as determined by Lender in Lender's sole discretion):

                           (A) The annual audited consolidated financial
statements required to be delivered (in accordance with this Agreement) after the date of this Agreement demonstrate that the Borrowers' consolidated Net Income was not less than $1,000,000; and

                           (B) The average Excess Availability for a 60-day
consecutive period ending on or after the date that the annual audited consolidated financial statements referred to in the immediately preceding clause (A) have been delivered to Lender was not less than $1,000,000.

                  (ii) The Margin shall be reduced to zero (-0-) if either of the conditions set forth in Section 2.5(b)(i)(x) or (y) were satisfied (as determined by Lender in Lender's sole discretion) AND satisfaction of either of the following conditions precedent (as determined by Lender in Lender's sole discretion):

                           (A) (1) The annual audited consolidated financial
statements required to be delivered (in accordance with this Agreement) after the date of this Agreement demonstrate that the Borrowers' consolidated Net Income was not less than $1,000,000 for a second consecutive fiscal year (ending after the date of this Agreement), and (2) the average Excess Availability for a 60-day consecutive period ending on or after the date that the annual audited consolidated financial statements referred to in the immediately preceding clause (1) have been delivered to Lender is not less than $1,000,000, or

                           (B) (1) Borrowers' average Excess Availability for a
60-day consecutive period occurring after the date of this Agreement shall be equal to or greater than $3,000,000, and (2) the annual audited consolidated financial statements required to be delivered (in accordance with this Agreement) after the date of this Agreement demonstrate that the Borrowers' consolidated Net Income was not less than $1,000,000 for a second consecutive fiscal year (ending after the date of this Agreement).

         Reductions and increases in the Margins will be made following receipt of the Borrowers' financial statements required under Section 6.1 and/or evidence of Borrowers' average Excess Availability, as applicable. Each Margin change shall become effective on the first calendar day of the month following the month of receipt by the Lender of the Borrowers' most recent financial statements and/or evidence of compliance with the average Excess Availability requirement, as applicable. Notwithstanding the foregoing, no reduction in any Margin will be made if a Default Period exists at the time that such reduction would otherwise be made.

         If amended or restated financial statements or other subsequently discovered information indicates that a previously adjusted Margin should not have been made, the Lender may increase the Margin retroactively to the date of the previous adjustment, as the Lender in its sole discretion deems appropriate.

         (c) MINIMUM INTEREST CHARGE. Notwithstanding any other terms of this Agreement to the contrary, the Borrowers shall pay to the Lender interest of not less than $8,500 per calendar month (the "Minimum Interest Charge") during the term of this Agreement with respect to the Revolving Note, and the Borrowers shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Section 2.5(a) on the first day of each month and on the Termination Date. When calculating this deficiency, the Default Rate, if applicable, shall be disregarded, and any interest that accrues on a payment following its receipt on those days specified in Section 2.5(e) shall be excluded in determining the total amount of interest otherwise calculated under
Section 2.5(a).

         (d) DEFAULT INTEREST RATE. At any time during any Default Period or following the Termination Date, in the Lender's sole discretion and without waiving any of its other rights or remedies, the principal of the Revolving Note and the Term Note shall bear interest at the Default Rate or such lesser rate as the Lender may determine, effective as of the first day of the month in which any Default Period begins through the last day of such Default Period, or any shorter time period that the Lender may determine. The decision of the Lender to impose a rate that is less than the Default Rate or to not impose the Default Rate for the entire duration of the Default Period shall be made by the Lender in its sole discretion and shall not be a waiver of any of its other rights and remedies, including its right to retroactively impose the full Default Rate for the entirety of any such Default Period or following the Termination Date.

         (e) APPLICATION OF PAYMENTS. Payments shall be applied to the Indebtedness on the Business Day of receipt by the Lender in the Lender's general account, but the amount of principal paid shall continue to accrue interest at the interest rate applicable under the terms of this Agreement from the calendar day the Lender receives the payment, and continuing through the end of the second Business Day following receipt of the payment.

         (f) PARTICIPATIONS. If any Person shall acquire a participation in the Advances, the Borrowers shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.5, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than that calculated under this Section 2.5, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

         (g) USURY. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrowers and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrowers and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrowers and the Lender, or their successors and assigns.

         Section 2.6 FEES.

         (a) ORIGINATION FEE. [Intentionally Omitted].

         (b) UNUSED LINE FEE. For the purposes of this Section 2.6(b), "Unused Amount" means the Maximum Line Amount reduced by the sum of the outstanding Revolving Advances and the outstanding principal balance of the Term Note. The Borrowers agree to pay to the Lender an unused line fee at the rate of one-quarter of one percent (0.25%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of each calendar month and on the Termination Date.

         (c) FREP FEE. The Borrowers agree to pay to the Lender a fee equal to two percent (2%) per annum on the amount of the FREP Subline Amount, due and payable annually in advance on the date that Borrowers elect to include Eligible Foreign Accounts in the Borrowing Base, and continuing on each anniversary of such election date.

         (d) COLLATERAL EXAM FEES; CSI FEES. The Borrowers shall pay the Lender fees in connection with any collateral exams, audits or inspections conducted by or on behalf of the Lender of any Collateral or the Borrowers' operations or business at the rates established from time to time by the Lender as its collateral exam fees (which fees are currently $100 per hour per collateral examiner), together with all actual out-of-pocket costs and expenses incurred in conducting any such collateral examination or inspection.

         (e) COLLATERAL MONITORING FEES. The Borrowers shall pay to the Lender collateral monitoring fees with respect to the processing and analyzing of the Borrowers' accounts receivable and inventory reports (which fees are currently $870 per month per each Borrower's reports).

         (f) TERMINATION AND LINE REDUCTION FEES. If (i) the Lender terminates the Credit Facility during a Default Period, or if (ii) the Borrowers terminate or reduce the Credit Facility on a date prior to the Maturity Date, then the Borrowers shall pay the Lender as liquidated damages and not as a penalty a termination fee in an amount equal to a percentage of the Maximum Line Amount (or the reduction of the Maximum Line Amount, as the case may be) calculated as follows: (A) three percent (3.0%) if the termination or reduction occurs on or before the first anniversary of the Funding Date; (B) two percent (2%) if the termination or reduction occurs after the first anniversary of the Funding Date, but on or before the second anniversary of the Funding Date; and (C) one percent (1.0%) if the termination or reduction occurs after the second anniversary of the Funding Date.

         (g) PREPAYMENT FEES. Without duplication of the termination fee provided for in Section 2.6(f), the Borrowers may prepay the principal amount of the Term Note at any time in any amount, whether voluntarily or by acceleration, subject to the payment of fees as follows: if the Term Note is prepaid for any reason, the Borrowers shall pay to the Lender a prepayment fee in an amount equal to (i) three percent (3.0%) of the amount prepaid, if prepayment occurs on or before the first anniversary of the Funding Date; (ii) two percent (2.0%) of the amount prepaid, if prepayment occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and
(iii) one percent (1.0%) of the amount prepaid, if prepayment occurs after the second anniversary of the Funding Date.

         (h) WAIVER OF TERMINATION AND PREPAYMENT FEES. The Borrowers, at the Lender's discretion, will be excused from the payment of termination and prepayment fees otherwise due under this Agreement if such termination or prepayment is made because of refinancing referred by Lender to another one of Lender's operating divisions more than twelve (12) months after the Funding Date.

         (i) OVERADVANCE FEES. The Borrowers shall pay an Overadvance fee in the amount of $500.00 for each day or portion thereof during which an Overadvance exists, regardless of how the Overadvance arises or whether or not the Overadvance has been agreed to in advance by the Lender. The acceptance of payment of an Overadvance fee by the Lender shall not be deemed to constitute either consent to the Overadvance or a waiver of the resulting Event of Default, unless the Lender specifically consents to the Overadvance in writing and waives the Event of Default on whatever conditions the Lender deems appropriate.

         (j) OTHER FEES AND CHARGES. The Lender may from time to time impose additional fees and charges as consideration for Advances made in excess of Availability or for other events that constitute an Event of Default or a Default hereunder, including fees and charges for the administration of Collateral by the Lender, and fees and charges for the late delivery of reports, which may be assessed in the Lender's sole discretion on either an hourly, periodic, or flat fee basis, and in lieu of or in addition to imposing interest at the Default Rate.

         Section 2.7 TIME FOR INTEREST PAYMENTS; PAYMENT ON NON-BUSINESS DAYS; COMPUTATION OF INTEREST AND FEES.

         (a) TIME FOR INTEREST PAYMENTS. Accrued and unpaid interest accruing on Floating Rate Advances shall be due and payable on the first day of each month and on the Termination Date (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of advance to the Interest Payment Date. If an Interest Payment Date is not a Business Day, payment shall be made on the next succeeding Business Day.

         (b) PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

         (c) COMPUTATION OF INTEREST AND FEES. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

         Section 2.8 LOCKBOX AND COLLATERAL ACCOUNT; SWEEP OF FUNDS.

         (a) LOCKBOX AND COLLATERAL ACCOUNT.

                  (i) The Borrowers shall instruct all account debtors to pay all Accounts directly to the Lockbox. If, notwithstanding such instructions, the Borrowers receive any payments on Accounts, the Borrowers shall deposit such payments into the Collateral Account. The Borrowers shall also deposit all other cash proceeds of Collateral regardless of source or nature directly into the Collateral Account. Until so deposited, the Borrowers shall hold all such payments and cash proceeds in trust for and as the property of the Lender and shall not commingle such property with any of its other funds or property. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Indebtedness.

                  (ii) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrowers will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrowers' commercial account or other account. The Borrowers shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrowers.

         (b) SWEEP OF FUNDS. The Lender shall from time to time, in accordance with the Wholesale Lockbox and Collection Account Agreement, cause funds in the Collateral Account to be transferred to the Lender's general account for payment of the Indebtedness. Amounts deposited in the Collateral Account shall not be subject to withdrawal by the Borrowers, except after payment in full and discharge of all Indebtedness.

         Section 2.9 VOLUNTARY PREPAYMENT; REDUCTION OF THE MAXIMUM LINE AMOUNT; TERMINATION OF THE CREDIT FACILITY BY THE BORROWERS. Except as otherwise provided herein, the Borrowers may prepay the Advances in whole at any time or from time to time in part. The Borrowers may terminate the Credit Facility or reduce the Maximum Line Amount at any time if it (i) gives the Lender at least 90 days advance written notice prior to the proposed Termination Date, and (ii) pays the Lender applicable termination and prepayment fees and Maximum Line Amount reduction fees in accordance with the terms of this Agreement. Any reduction in the Maximum Line Amount shall be in multiples of $100,000, and with a minimum reduction of at least $500,000. If the Borrowers terminate the Credit Facility or reduce the Maximum Line Amount to zero, all Indebtedness shall be immediately due and payable, and if the Borrowers give the Lender less than the required 90 days advance written notice, then the interest rate applicable to borrowings evidenced by Revolving Note shall be the Default Rate for the period of time commencing 90 days prior to the proposed Termination Date through the date that the Lender actually receives such written notice. If the Borrowers do not wish the Lender to consider renewal of the Credit Facility on the next Maturity Date, then the Borrowers shall give the Lender at least 90 days written notice prior to the Maturity Date that it will not be requesting renewal. If the Borrowers fail to give the Lender such timely notice, then the interest rate applicable to borrowings evidenced by the Revolving Note shall be the Default Rate for the period of time commencing 90 days prior to the Maturity Date through the date that the Lender actually receives such written notice.

         Section 2.10 MANDATORY PREPAYMENT. Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances shall at any time exceed the Borrowing Base, the Borrowers shall first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess. Any voluntary or mandatory prepayment received by the Lender under this Agreement may be applied to the Indebtedness, in such order and in such amounts as the Lender in its sole discretion may determine from time to time.

         Section 2.11 REVOLVING ADVANCES TO PAY INDEBTEDNESS. Notwithstanding the terms of Section 2.1, the Lender may, in its discretion at any time or from time to time, without the Borrowers' request and even if the conditions set forth in Section 4.2 would not be satisfied, make a Revolving Advance in an amount equal to the portion of the Indebtedness from time to time due and payable.

         Section 2.12 USE OF PROCEEDS. The Borrowers shall use the proceeds of Advances for ordinary working capital purposes.

         Section 2.13 LIABILITY RECORDS. The Lender may maintain from time to time, at its discretion, records as to the Indebtedness. All entries made on any such record shall be presumed correct until the Borrowers establish the contrary. Upon the Lender's demand, the Borrowers will admit and certify in writing the exact principal balance of the Indebtedness that the Borrowers then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrowers unless the Borrowers give the Lender specific written notice of exception within 30 days after receipt.

                                   ARTICLE III
                      SECURITY INTEREST; OCCUPANCY; SETOFF
                      ------------------------------------

         Section 3.1 GRANT OF SECURITY INTEREST. The Borrowers hereby pledge, assign and grant to the Lender a lien and security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of: (a) all present and future Indebtedness of the Borrowers to the Lender; (b) all obligations of the Borrowers and rights of the Lender under this Agreement; and (c) all present and future obligations of the Borrowers to the Lender of other kinds. Upon request by the Lender, the Borrowers will grant to the Lender a security interest in all commercial tort claims that the Borrowers may have against any Person.

         Section 3.2 NOTIFICATION OF ACCOUNT DEBTORS AND OTHER OBLIGORS. The Lender may at any time (whether or not a Default Period then exists) notify any account debtor or other Person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrowers will join in giving such notice if the Lender so requests. At any time after the Borrowers or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrowers' name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor. The Lender may, in the Lender's name or in the Borrowers' name, as the Borrowers' agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrowers' mail to any address designated by the Lender, otherwise intercept the Borrowers' mail, and receive, open and dispose of the Borrowers' mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrowers' account or forwarding such mail to the Borrowers' last known address.

         Section 3.3 ASSIGNMENT OF INSURANCE. As additional security for the payment and performance of the Indebtedness, the Borrowers hereby assign to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrowers with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrowers hereby direct the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrowers' name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy. Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to the Lender to be applied, at the option of the Lender, either to the prepayment of the Indebtedness or shall be disbursed to the Borrowers under staged payment terms reasonably satisfactory to the Lender for application to the cost of repairs, replacements, or restorations. Any such repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

         Section 3.4 OCCUPANCY.

         (a) The Borrowers hereby irrevocably grant to the Lender the right to take exclusive possession of the Premises at any time during a Default Period without notice or consent.

         (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

         (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Indebtedness and termination of the Credit Facility, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

         (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; PROVIDED, HOWEVER, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrowers shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrowers will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

         Section 3.5 LICENSE. Without limiting the generality of any other Security Document, the Borrowers hereby grant to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights of the Borrowers for the purpose of: (a) completing the manufacture of any in-process materials during any Default Period so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by the Borrowers for their own manufacturing and subject to the Borrowers' reasonable exercise of quality control; and (b) selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

         Section 3.6 FINANCING STATEMENT. The Borrowers authorize the Lender to file from time to time, such financing statements against collateral described as "all personal property" or "all assets" or describing specific items of collateral including commercial tort claims as the Lender deems necessary or useful to perfect the Security Interest. All financing statements filed before the date hereof to perfect the Security Interest were authorized by the Borrowers and are hereby re-authorized. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrowers is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the Borrowers represent and warrant that the following information is true and correct:

         NAME AND ADDRESS OF DEBTORS:

         EMRISE CORPORATION
         9485 Haven Avenue, Suite 100
         Rancho Cucamonga, California  91730

         EMRISE ELECTRONICS CORPORATION
         9485 Haven Avenue, Suite 100
         Rancho Cucamonga, California  91730

         RO ASSOCIATES INCORPORATED
         246 Caspian Drive
         Sunnyvale, California  94088

         CXR LARUS CORPORATION
         894 Falustich Court
         San Jose, California  95112

         Name and Address of Secured Party:
         ----------------------------------

         Wells Fargo Bank, National Association
         245 S. Los Robles Avenue, Suite 700
         Pasadena, California  91101

         Section 3.7 SETOFF. The Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrowers by the Lender, whether or not due, against any Indebtedness, whether or not due. In addition, each other Person holding a participating interest in any Indebtedness shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrowers, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrowers the amount of such participating interest.

         Section 3.8 COLLATERAL. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrowers are entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrowers may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the

Collateral in any particular order of application. The Lender has no obligation to clean-up or otherwise prepare the Collateral for sale. The Borrowers waive any right they may have to require the Lender to pursue any third Person for any of the Indebtedness.

                                   ARTICLE IV
                  CONDITIONS OF LENDING; CONDITIONS SUBSEQUENT
                  --------------------------------------------

         Section 4.1 CONDITIONS PRECEDENT TO THE INITIAL ADVANCES. The Lender's obligation to make the initial Advances shall be subject to the condition precedent that the Lender shall have received all of the following, each properly executed by the appropriate party and in form and substance satisfactory to the Lender:

         (a) This Agreement.

         (b) The Revolving Note and the Term Note.

         (c) A true and correct copy of any and all mortgages pursuant to which the Borrowers have mortgaged the Premises, together with a mortgagee's disclaimer and consent with respect to each such mortgage.

         (d) A true and correct copy of any and all agreements pursuant to which the Borrowers' property is in the possession of any Person other than the Borrowers, together with, in the case of any goods held by such Person for resale, (i) a consignee's acknowledgment and waiver of Liens, (ii) UCC financing statements sufficient to protect the Borrowers' and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement against such Person and covering property similar to the Borrowers' other than the Borrowers, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrowers and the Lender sufficient to protect the Borrowers' and the Lender's interests in the Borrowers' goods from any claim by such secured party.

         (e) An acknowledgment and waiver of Liens from each warehouse in which the Borrowers are storing Inventory.

         (f) A true and correct copy of any and all agreements pursuant to which the Borrowers' property is in the possession of any Person other than the Borrowers, together with, (i) an acknowledgment and waiver of Liens from each subcontractor who has possession of the Borrowers' goods from time to time, (ii) UCC financing statements sufficient to protect the Borrowers' and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement covering such Person's property other than the Borrowers, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrowers and the Lender sufficient to protect the Borrowers' and the Lender's interests in the Borrowers' goods from any claim by such secured party.

         (g) The Wholesale Lockbox and Collection Account Agreement.

         (h) Control agreements with each bank at which the Borrowers maintain deposit accounts.

         (i) A Patent and Trademark Security Agreement.

         (j) The Subordination Agreements.

         (k) Current searches of appropriate filing offices showing that (i) no Liens have been filed and remain in effect against the Borrowers except Permitted Liens or Liens held by Persons who have agreed in writing that upon receipt of proceeds of the initial Advances, they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender, and (ii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

         (l) A certificate of the Borrowers' Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of the Borrowers' Directors and, if required, Owners, authorizing the execution, delivery and performance of the Loan Documents, (ii) true, correct and complete copies of the Borrowers' Constituent Documents, and (iii) examples of the signatures of the Borrowers' Officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrowers' behalf.

         (m) A current certificate issued by the Secretary of State (or equivalent governmental authority), certifying that the Borrowers are in compliance with all applicable organizational requirements of their respective states of organization.

         (n) Evidence that the Borrowers are duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by them makes such licensing or qualification necessary.

         (o) A certificate of an Officer for each of the Borrowers confirming, in his personal capacity, the representations and warranties set forth in
Article V.

         (p) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

         (q) Payment of all fees due under the terms of this Agreement through the date of the initial Advance and the Term Advance, and payment of all expenses incurred by the Lender through such date and that are required to be paid by the Borrowers under this Agreement.

         (r) Evidence that after making the initial Revolving Advance, satisfying all obligations owed to the Borrowers' prior lender, satisfying all trade payables older than 90 days from invoice date (that are deemed critical by Lender in Lender's sole discretion), book overdrafts and closing costs, Availability shall be not less than $500,000.

         (s) A Customer Identification Information form and such other forms and verification as the Lender may need to comply with the U.S.A. Patriot Act.

         (t) Such other documents as the Lender in its sole discretion may require.

         Section 4.2 CONDITIONS PRECEDENT TO ALL ADVANCES. The Lender's obligation to make each Advance shall be subject to the further conditions precedent that:

         (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

         (b) no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

         Section 4.3 CONDITIONS SUBSEQUENT TO ALL ADVANCES.

         (a) Within 90 days of the initial Advance, Borrowers shall deliver to Lender their restated audited financial statements (on Form 10-K) for the years ended December 31, 2004 and December 31, 2005 and their internally prepared interim financial statements (on Form 10-Q) for the periods ending March 31, 2006, June 30, 2006, and September 30, 2006.

         (b) Within 30 days of the initial Advance, Borrowers shall to deliver to Lender true and correct copies of any and all leases pursuant to which the Borrowers are leasing the Premises, together with duly executed landlord's disclaimers and consents with respect to each such lease and Premises, each in form and substance acceptable to Lender in Lender's sole discretion.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Borrowers jointly and severally represent and warrant to the Lender as follows:

         Section 5.1 EXISTENCE AND POWER; NAME; CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT LOCATIONS; FEDERAL EMPLOYER IDENTIFICATION NUMBER AND ORGANIZATIONAL IDENTIFICATION NUMBER. The Borrowers are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation and are duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by them makes such licensing or qualification necessary. The Borrowers have all requisite power and authority to conduct their business, to own their properties and to execute and deliver, and to perform all of their obligations under, the Loan Documents. During their existence, the Borrowers have done business solely under the names set forth in
Schedule 5.1. Each Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 5.1, and all of the Borrowers' records relating to their business or the Collateral are kept at those locations. All Inventory and Equipment is located at that location or at one of the other locations listed in Schedule 5.1. The Borrowers' respective federal employer identification numbers and organization identification numbers are correctly set forth in Section 3.6.

         Section 5.2 CAPITALIZATION. Schedule 5.2 constitutes a correct and complete list of all Persons holding ownership interests and rights to acquire ownership interests which if fully exercised would cause such Person to hold more than five percent (5%) of all ownership interests of the Borrowers on a fully diluted basis, and an organizational chart showing the ownership structure of all Subsidiaries of the Borrowers.

         Section 5.3 AUTHORIZATION OF BORROWING; NO CONFLICT AS TO LAW OR AGREEMENTS. The execution, delivery and performance by the Borrowers of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrowers' Owners; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrowers or of the Borrowers' Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrowers are a party or by which they or their properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrowers.

         Section 5.4 LEGAL AGREEMENTS. This Agreement constitutes and, upon due execution by the Borrowers, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms.

         Section 5.5 SUBSIDIARIES. Except as set forth in Schedule 5.5 hereto, the Borrowers have no Subsidiaries.

         Section 5.6 FINANCIAL CONDITION; NO ADVERSE CHANGE. The Borrowers have furnished to the Lender their audited consolidated financial statements for their fiscal year ended December 31, 2005 and unaudited financial statements for the fiscal-year-to-date period ended July 31, 2006 and, except as set forth on
Schedule 5.6 hereto, those statements fairly present the Borrowers' financial condition on the dates thereof and the results of their operations and cash flows for the periods then ended and were prepared in accordance with GAAP. Since the date of the most recent financial statements, there has been no change in the Borrowers' business, properties or condition (financial or otherwise) which has had a Material Adverse Effect.

         Section 5.7 LITIGATION. There are no actions, suits or proceedings pending or, to the Borrowers' knowledge, threatened against or affecting the Borrowers or any of their Affiliates or the properties of the Borrowers or any of their Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrowers or any of their Affiliates, would result in a final judgment or judgments against the Borrowers or any of their Affiliates in an amount in excess of $10,000.00, apart from those matters specifically listed in Schedule 5.7.

         Section 5.8 REGULATION U. The Borrowers are not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         Section 5.9 TAXES. The Borrowers and their Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrowers and their Affiliates have filed all federal, state and local tax returns which to the knowledge of the Officers of the Borrowers or any Affiliate, as the case may be, are required to be filed, and the Borrowers and their Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

         Section 5.10 TITLES AND LIENS. The Borrowers have good and absolute title to all Collateral free and clear of all Liens other than Permitted Liens. No financing statement naming the Borrowers as debtor is on file in any office except to perfect only Permitted Liens.

         Section 5.11 INTELLECTUAL PROPERTY RIGHTS.

         (a) OWNED INTELLECTUAL PROPERTY. Schedule 5.11 is a complete list of all patents, applications for patents, trademarks, applications to register trademarks, service marks, applications to register service marks, mask works, trade dress and copyrights for which the Borrowers are the owner of record (the "Owned Intellectual Property"). Except as disclosed on Schedule 5.11, (i) the Borrowers own the Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, (ii) no Person other than the Borrowers owns or has been granted any right in the Owned Intellectual Property, (iii) all Owned Intellectual Property is valid, subsisting and enforceable and (iv) the Borrowers have taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual Property.

         (b) AGREEMENTS WITH EMPLOYEES AND CONTRACTORS. The Borrowers have entered into a legally enforceable agreement with each of their employees and subcontractors obligating each such Person to assign to the Borrowers, without any additional compensation, any Intellectual Property Rights created, discovered or invented by such Person in the course of such Person's employment or engagement with the Borrowers (except to the extent prohibited by law), and further requiring such Person to cooperate with the Borrowers, without any additional compensation, in connection with securing and enforcing any Intellectual Property Rights therein; PROVIDED, HOWEVER, that the foregoing shall not apply with respect to employees and subcontractors whose job descriptions are of the type such that no such assignments are reasonably foreseeable.

         (c) INTELLECTUAL PROPERTY RIGHTS LICENSED FROM OTHERS. Schedule 5.11 is a complete list of all agreements under which the Borrowers have licensed Intellectual Property Rights from another Person ("Licensed Intellectual Property") other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks ("Off-the-shelf Software") and a summary of any ongoing payments the Borrowers are obligated to make with respect thereto. Except as disclosed on Schedule 5.11 and in written agreements, copies of which have been given to the Lender, the Borrowers' licenses to use the Licensed Intellectual Property are free and clear of all restrictions, Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise. Except as disclosed on Schedule 5.11, the Borrowers are not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

         (d) OTHER INTELLECTUAL PROPERTY NEEDED FOR BUSINESS. Except for Off-the-shelf Software and as disclosed on Schedule 5.11, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property Rights used or necessary to conduct the Borrowers' businesses as they are presently conducted or as the Borrowers reasonably foresee conducting them.

         (e) INFRINGEMENT. Except as disclosed on Schedule 5.11, the Borrowers have no knowledge of, and have not received any written claim or notice alleging, any Infringement of another Person's Intellectual Property Rights (including any written claim that the Borrowers must license or refrain from using the Intellectual Property Rights of any third party) nor, to the Borrowers' knowledge, is there any threatened claim or any reasonable basis for any such claim.

         Section 5.12 PLANS. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrowers nor any ERISA Affiliate (a) maintains or has maintained any Pension Plan, (b) contributes or has contributed to any Multiemployer Plan or (c) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). Neither the Borrowers nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan's tax-qualified status. Neither the Borrowers nor any ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

         Section 5.13 DEFAULT. The Borrowers are in compliance with all provisions of all agreements, instruments, decrees and orders to which they are a party or by which they or their property is bound or affected, the breach or default of which could have a Material Adverse Effect.

         Section 5.14 ENVIRONMENTAL MATTERS.

         (a) Except as disclosed on Schedule 5.14, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any material liability or obligation for either the Borrowers or the Lender under the common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such material liability.

         (b) Except as disclosed on Schedule 5.14, the Borrowers have not disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.

         (c) Except as disclosed on Schedule 5.14, there have not existed in the past, nor are there any threatened or impending requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation relating in any way to the Premises or the Borrowers, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto.

         (d) Except as disclosed on Schedule 5.14, the Borrowers' businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrowers' possession and are in full force and effect, nor have the Borrowers been denied insurance on grounds related to potential environmental liability. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

         (e) Except as disclosed on Schedule 5.14, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

         (f) The Borrowers have delivered to the Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or the Borrowers' businesses.

         Section 5.15 SUBMISSIONS TO LENDER. All financial and other information provided to the Lender by or on behalf of the Borrowers in connection with the Borrowers' request for the credit facilities contemplated hereby (i) is true and correct in all material respects, (ii) does not omit any material fact necessary to make such information not misleading and, (iii) as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

         Section 5.16 FINANCING STATEMENTS. The Borrowers have authorized the filing of financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral which is capable of being perfected by filing financing statements. None of the Collateral is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

         Section 5.17 RIGHTS TO PAYMENT. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrowers' records pertaining thereto as being obligated to pay such obligation.

         Section 5.18 FINANCIAL SOLVENCY. Both before and after giving effect to the all of the transactions contemplated in the Loan Documents, none of the Borrowers or their Affiliates:

         (a) Was or will be "insolvent", as that term is used and defined in
Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

         (b) Has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of such Borrower or such Affiliate are unreasonably small;

         (c) By executing, delivering or performing their obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond their ability to pay them as they mature;

         (d) By executing, delivering or performing their obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either their present or future creditors; and

         (e) At this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law of any jurisdiction, nor, to the best knowledge of the Borrowers, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.

                                   ARTICLE VI
                                    COVENANTS
                                    ---------

         So long as the Indebtedness shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrowers will jointly and severally comply with the following requirements, unless the Lender shall otherwise consent in writing:

         Section 6.1 REPORTING REQUIREMENTS. The Borrowers will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

         (a) ANNUAL FINANCIAL STATEMENTS. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrowers, the Borrowers' audited consolidated financial statements with the unqualified opinion of independent certified public accountants selected by the Borrowers and acceptable to the Lender, which annual financial statements shall include the Borrowers' balance sheet as at the end of such fiscal year and the related statements of the Borrowers' income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrowers are in compliance with the Financial Covenants; and (iii) a certificate of the Borrowers' chief financial officer(s) stating that such financial statements have been prepared in accordance with GAAP, fairly represent the Borrowers' financial position and the results of their operations, and whether or not such Officer(s) has (have) knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto.

         (b) MONTHLY FINANCIAL STATEMENTS. As soon as available and in any event within 30 days after the end of each month, the unaudited/internal balance sheet and statements of income and retained earnings of the Borrowers as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments and which fairly represent the Borrowers' financial position and the results of their operations; and accompanied by a certificate of the Borrowers' respective chief financial officers, substantially in the form of Exhibit C hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly represent the Borrowers' financial position and the results of their operations, (ii) whether or not such Officer(s) has (have) knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrowers are in compliance with the Financial Covenants.

         (c) COLLATERAL REPORTS. Within 20 days after the end of each month or more frequently if the Lender so requires, the Borrowers' accounts receivable and accounts payable aging report, an accounts receivable ineligible certification, an accounts receivable reconciliation report, a detailed inventory report (including, but not limited to, a summary perpetual inventory report and summary inventory breakdown by classification and by location report), an inventory certification report, and a calculation of the Borrowers' Accounts, Eligible Accounts, Inventory and Eligible Inventory as at the end of such month or shorter time period, in each case on a Borrower by Borrower basis (to the extent required by Lender in Lender's sole discretion). The foregoing reports shall be submitted electronically to Person designated by Lender in a format acceptable to Lender.

         (d) PROJECTIONS. No later than 30 days prior to the end of each fiscal year (except for fiscal year 2007, which fiscal year is covered by Section 6.1(e) below), the Borrowers' projected balance sheets, income statements, statements of cash flow and projected Availability for each month of the succeeding fiscal year, each in reasonable detail and on both a consolidated and consolidating basis. Such items will be certified by the Officer(s) who is (are) the Borrowers' chief financial officer(s) as being the most accurate projections available and identical to the projections used by the Borrowers for internal planning purposes and be delivered with a statement of underlying assumptions and such supporting schedules and information as the Lender may in its discretion require.

         (e) SUPPLEMENTAL REPORTS AND PROJECTIONS. (i) Daily, the Borrowers' "daily collateral reports", including receivables schedules, collection reports, credit memoranda, cash collections report, copies of invoices to account debtors in excess of $20,000,, signed and dated shipment documents and delivery receipts for goods sold to said account debtors in excess of $20,000, (ii) weekly, or more frequently if the Lender so requires, accounts receivable adjustments and a report of applications of cash proceeds to the Advances and outstanding accounts receivable, (iii) semi-annually, on each January 1 and July 1, a customer listing with contact names and addresses, and (iv) on or before January 31, 2007, consolidated and consolidating projections on a month by month basis for the Borrowers' fiscal year 2007 to enable Lender to reset financial covenants through December 31, 2007 in Lender's sole discretion (it being understood that subsequent financial covenants for fiscal year 2007 and each thereafter will not be less stringent than the initial financial covenants included in this Agreement), in each case on a Borrower by Borrower basis (to the extent required by Lender in Lender's sole discretion).

         (f) LITIGATION. Immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrowers (i) of the type described in Section 5.14(c), or (ii) which seek a monetary recovery against the Borrowers in excess of $10,000.

         (g) DEFAULTS. When any Officer of the Borrowers becomes aware of the probable occurrence of any Default or Event of Default, and no later than 3 days after such Officer becomes aware of such Default or Event of Default, notice of such occurrence, together with a detailed statement by a responsible Officer of the Borrowers of the steps being taken by the Borrowers to cure the effect thereof.

         (h) PLANS. As soon as possible, and in any event within 30 days after the Borrowers know or have reason to know that any Reportable Event with respect to any Pension Plan has occurred, a statement signed by the Officer(s) who is
(are) the Borrowers' chief financial officer(s) setting forth details as to such Reportable Event and the action which the Borrowers propose to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within 10 days after the Borrowers fail to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, the Borrowers will deliver to the Lender a statement signed by the Officer(s) who is
(are) the Borrowers' chief financial officer(s) setting forth details as to such failure and the action which the Borrowers propose to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within ten days after the Borrowers know or have reason to know that they have or are reasonably expected to have any liability under Sections 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, the Borrowers will deliver to the Lender a statement of the Borrowers' chief financial officer(s) setting forth details as to such liability and the action which the Borrowers propose to take with respect thereto.

         (i) DISPUTES. Promptly upon knowledge thereof, notice of (i) any disputes or claims by the Borrowers' customers exceeding $5,000 individually or $10,000 in the aggregate during any fiscal year; (ii) credit memos; and (iii) any goods returned to or recovered by the Borrowers.

         (j) OFFICERS AND DIRECTORS. Promptly upon knowledge thereof, notice of any change in the persons constituting the Borrowers' Officers and Directors.

         (k) COLLATERAL. Promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of payment thereof.

         (l) COMMERCIAL TORT CLAIMS. Promptly upon knowledge thereof, notice of any commercial tort claims it may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of the Borrowers' damages, copies of any complaint or demand letter submitted by the Borrowers, and such other information as the Lender may request.

         (m) INTELLECTUAL PROPERTY.

                  (i) 30 days prior written notice of Borrowers' intent to acquire material Intellectual Property Rights; except for transfers permitted under Section 6.18, the Borrowers will give the Lender 30 days prior written notice of their intent to dispose of material Intellectual Property Rights and upon request shall provide the Lender with copies of all proposed documents and agreements concerning such rights.

                  (ii) Promptly upon knowledge thereof, notice of (A) any Infringement of their Intellectual Property Rights by others, (B) claims that the Borrowers are Infringing another Person's Intellectual Property Rights and (C) any threatened cancellation, termination or material limitation of their Intellectual Property Rights.

                  (iii) Promptly upon receipt, copies of all registrations and filings with respect to their Intellectual Property Rights.

         (n) REPORTS TO OWNERS. Promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrowers shall have sent to their Owners.

         (o) SEC FILINGS. Promptly after the sending or filing thereof, copies of all regular and periodic reports which the Borrowers shall file with the Securities and Exchange Commission or any national securities exchange. Without limiting the generality of the foregoing, Borrowers shall deliver to Lender (i) a copy of each Form 10-K within 90 days after the end of each fiscal year, and
(ii) a copy of each Form 10-Q within 45 days after the end of each fiscal quarter.

         (p) TAX RETURNS OF BORROWERS. As soon as possible, and in any event no later than five days after they are due to be filed, copies of the state and federal income tax returns and all schedules thereto of the Borrowers.

         (q) VIOLATIONS OF LAW. Promptly upon knowledge thereof, notice of the Borrowers' violation of any law, rule or regulation, the non-compliance with which could have a Material Adverse Effect on the Borrowers.

         (r) OTHER REPORTS. From time to time, with reasonable promptness, any and all receivables schedules, inventory reports, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

         Section 6.2       FINANCIAL COVENANTS.

         (a) MINIMUM BOOK NET WORTH. The Borrowers, on a consolidated basis, will maintain, during each month described below, their Book Net Worth, determined as of the end of each calendar month, in an amount not less than the amount set forth for each such period:

                       PERIOD                                 MINIMUM BOOK NET WORTH
                       ------                                 ----------------------
         Calendar month ending July 31, 2006                       $26,400,000
        Calendar month ending August 31, 2006                      $26,000,000
      Calendar month ending September 30, 2006                     $26,250,000
       Calendar month ending October 31, 2006                      $26,500,000
       Calendar month ending November 30, 2006                     $26,650,000
Calendar months ending December 31, 2006, January 31,              $26,900,000
             2007, and February 28, 2007
     Calendar month ending March 31, 2007, and           The sum of (i) $26,900,000, plus
          each calendar month thereafter              (ii) 80% of Borrowers' consolidated
                                                      Net Income for each calendar quarter
                                                       ending on or after March 31, 2007
                                                        (but only to the extent such Net
                                                        Income for each such quarter
                                                                 is positive).

         Borrowers' Book Net Worth calculation shall be adjusted by Lender to eliminate any foreign translation adjustments occurring after July 31, 2006. The foregoing minimum Book Net Worth for Borrowers shall be adjusted by Lender on an annual basis beginning with the calendar year ending December 31, 2006, and continuing each year thereafter, such that the minimum required Book Net Worth shall be not less than the greater of (i) the required Book Net Worth determined in accordance with the above requirements as if no adjustment had been made, and (ii) an amount equal to the actual Book Net Worth of the Borrowers as determined by Borrowers' audited consolidated year-end financial statements less $500,000.

         (b) MINIMUM NET INCOME. The Borrowers will achieve, for each year to date period described below, determined as of the end of such period, Net Income of not less than the amount set forth for each such period (numbers appearing between "( )" are negative):

                               PERIOD                         MINIMUM NET INCOME
                               ------                         ------------------
               January 1, 2006 through June 30, 2006             $(1,250,000)
             January 1, 2006 through September 30, 2006          $(1,900,000)
             January 1, 2006 through December 31, 2006           $(1,150,000)

         For each quarterly period occurring after December 31, 2006, Borrowers' Net Income shall not be less than zero (-0-) for two consecutive quarters. Borrowers' Net Income calculation shall be adjusted by Lender to eliminate any foreign translation adjustments occurring after July 31, 2006.

         (c) MINIMUM DEBT SERVICE COVERAGE RATIO. The Borrowers, on a consolidated basis, will maintain a Debt Service Coverage Ratio, determined as at the end of each calendar quarter for the period indicated below, of not less than the ratio set forth for each such period:

                TEST DATES/PERIODS                         MINIMUM DEBT SERVICE
                ------------------                            COVERAGE RATIO
                                                              --------------

  March 31, 2007, June 30, 2007, September 30,                 1.20 to 1.00
  and December 31, 2007, for the calendar year to date period ending on each such test date.

    March 31, 2008, and the last day of each                   1.20 to 1.00
    calendar quarter thereafter, for the four quarter period ending on the last day of such calendar quarter.

         Section 6.3 PERMITTED LIENS; FINANCING STATEMENTS.

         (a) The Borrowers will not create, incur or suffer to exist any Lien upon or of any of their assets, now owned or hereafter acquired, to secure any indebtedness; EXCLUDING, HOWEVER, from the operation of the foregoing, the following (each a "Permitted Lien"; collectively, "Permitted Liens"):

                  (i) In the case of any of the Borrowers' property which is not Collateral, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrowers' business or operations as presently conducted;

                  (ii) Liens in existence on the date hereof and listed in
         Schedule 6.3 hereto, securing indebtedness for borrowed money permitted under this Agreement; and

                  (iii) The Security Interest and Liens created by the Security Documents.

         (b) The Borrowers will not amend any financing statements in favor of the Lender except as permitted by law. Any authorization by the Lender to any Person to amend financing statements in favor of the Lender shall be in writing.

         Section 6.4 INDEBTEDNESS. The Borrowers will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrowers' behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

         (a) Any existing or future Indebtedness or any other obligations of the Borrowers to the Lender;

         (b) Any indebtedness of the Borrowers in existence on the date hereof and listed in Schedule 6.4 hereto; and

         (c) Any indebtedness relating to Permitted Liens.

         Section 6.5 GUARANTIES. The Borrowers will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

         (a) The endorsement of negotiable instruments by the Borrowers for deposit or collection or similar transactions in the ordinary course of business; and

         (b) Guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.4 hereto.

         Section 6.6 INVESTMENTS AND SUBSIDIARIES. The Borrowers will not make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person or Affiliate, including any partnership or joint venture, nor purchase or hold beneficially any stock or other securities or evidence of indebtedness of any other Person or Affiliate, except:

         (a) Investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poor's Ratings Services or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

         (b) Prepaid rent not exceeding one month or security deposits; and

         (c) Current investments in the Subsidiaries in existence on the date hereof and listed in Schedule 5.5 hereto.

         Section 6.7 DIVIDENDS AND DISTRIBUTIONS. The Borrowers will not declare or pay any dividends (other than dividends payable solely in stock of the Borrowers) on any class of their stock, or make any payment on account of the purchase, redemption or other retirement of any shares of such stock, or other securities or evidence of their indebtedness or make any distribution in respect thereof, either directly or indirectly.

         Section 6.8 SALARIES. The Borrowers will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families, by more than ten percent (10%) in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment.

         Section 6.9 BOOKS AND RECORDS; COLLATERAL EXAMINATION, INSPECTION AND APPRAISALS.

         (a) The Borrowers will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrowers' business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney, accountant or other agent of the Lender to audit, review, make extracts from or copy any and all company and financial books and records of the Borrowers at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrowers, and to discuss the Borrowers' affairs with any of their Directors, Officers, employees or agents.

         (b) The Borrowers hereby irrevocably authorize all accountants and third parties to disclose and deliver to the Lender or its designated agent, at the Borrowers' expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Borrowers.

         (c) The Borrowers will permit the Lender or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of the Borrowers at any time during ordinary business hours.

         (d) The Lender may also, from time to time, obtain at the Borrowers' expense an appraisal of Inventory and Equipment by an appraiser acceptable to the Lender in its sole discretion.

         Section 6.10 ACCOUNT VERIFICATION.

         (a) The Lender or its agent may at any time and from time to time send or require the Borrowers to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender or its agent may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

         (b) The Borrowers shall pay when due each account payable due to a Person holding a Permitted Lien (as a result of such payable) on any Collateral.

         Section 6.11 COMPLIANCE WITH LAWS.

         (a) The Borrowers shall (i) comply, and cause each Subsidiary to comply, with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect their business or their financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

         (b) Without limiting the foregoing undertakings, the Borrowers specifically agree that they will comply, and cause each Subsidiary to comply, with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

         (c) The Borrowers shall (i) ensure, and cause each Subsidiary to ensure, that no Owner shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control ("OFAC"), the Department of the Treasury or included in any Executive Orders, (ii) not use or permit the use of the proceeds of the Credit Facility or any other financial accommodation from the Lender to violate any of the foreign asset control regulations of OFAC or other applicable law, (iii) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended from time to time, and (iv) otherwise comply with the USA Patriot Act as required by federal law and the Lender's policies and practices.

         Section 6.12 PAYMENT OF TAXES AND OTHER CLAIMS. The Borrowers will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon their income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrowers; provided, that the Borrowers shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

         Section 6.13 MAINTENANCE OF PROPERTIES.

         (a) The Borrowers will keep and maintain the Collateral and all of their other properties necessary or useful in their business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; PROVIDED, HOWEVER, that nothing in this covenant shall prevent the Borrowers from discontinuing the operation and maintenance of any of their properties if such discontinuance is, in the Borrowers' judgment, desirable in the conduct of the Borrowers' business and not disadvantageous in any material respect to the Lender. The Borrowers will take all commercially reasonable steps necessary to protect and maintain their Intellectual Property Rights.

         (b) The Borrowers will defend the Collateral against all Liens, claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein. The Borrowers will keep all Collateral free and clear of all Liens except Permitted Liens. The Borrowers will take all commercially reasonable steps necessary to prosecute any Person Infringing their Intellectual Property Rights and to defend itself against any Person accusing it of Infringing any Person's Intellectual Property Rights.

         Section 6.14 INSURANCE. The Borrowers will obtain and at all times maintain insurance with insurers acceptable to the Lender, in such amounts, on such terms (including any deductibles) and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrowers operate. Without limiting the generality of the foregoing, the Borrowers will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

         Section 6.15 PRESERVATION OF EXISTENCE. The Borrowers will preserve and maintain their existence and all of their rights, privileges and franchises necessary or desirable in the normal conduct of their business and shall conduct their business in an orderly, efficient and regular manner.

         Section 6.16 DELIVERY OF INSTRUMENTS, ETC. Upon request by the Lender, the Borrowers will promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral, duly endorsed or assigned by the Borrowers.

         Section 6.17 SALE OR TRANSFER OF ASSETS; SUSPENSION OF BUSINESS OPERATIONS. The Borrowers will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of their assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. The Borrowers will not transfer any part of their ownership interest in any Intellectual Property Rights and will not permit any agreement under which it has licensed Licensed Intellectual Property to lapse, except that the Borrowers may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable Intellectual Property Rights are no longer useful in their business. If the Borrowers transfer any Intellectual Property Rights for value, the Borrowers will pay over the proceeds to the Lender for application to the Indebtedness. The Borrowers will not license any other Person to use any of the Borrowers' Intellectual Property Rights, except that the Borrowers may grant licenses in the ordinary course of their business in connection with sales of Inventory or provision of services to their customers.

         Section 6.18 CONSOLIDATION AND MERGER; ASSET ACQUISITIONS. The Borrowers will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

         Section 6.19 SALE AND LEASEBACK. The Borrowers will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrowers shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrowers intend to use for substantially the same purpose or purposes as the property being sold or transferred.

         Section 6.20 RESTRICTIONS ON NATURE OF BUSINESS. The Borrowers will not engage in any line of business materially different from that presently engaged in by the Borrowers and will not purchase, lease or otherwise acquire assets not related to their business.

         Section 6.21 ACCOUNTING The Borrowers will not adopt any material change in accounting principles other than as required by GAAP. The Borrowers will not adopt, permit or consent to any change in their fiscal year.

         Section 6.22 DISCOUNTS, ETC. After notice from the Lender, the Borrowers will not grant any discount, credit or allowance to any customer of the Borrowers or accept any return of goods sold. The Borrowers will not at any time modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of the Borrowers.

         Section 6.23 PLANS. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrowers nor any ERISA Affiliate will (i) adopt, create, assume or become a party to any Pension Plan, (ii) incur any obligation to contribute to any Multiemployer Plan, (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv) amend any Plan in a manner that would materially increase any of their funding obligations.

         Section 6.24 PLACE OF BUSINESS; NAME. The Borrowers will not transfer their chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrowers will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrowers will not change their names or jurisdictions of organization.

         Section 6.25 CONSTITUENT DOCUMENTS; S CORPORATION STATUS. The Borrowers will not amend their Constituent Documents. The Borrowers will not become an S Corporation.

         Section 6.26 PERFORMANCE BY THE LENDER. If the Borrowers at any time fail to perform or observe any of the foregoing covenants contained in this
Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrowers written notice thereof (or in the case of the agreements contained in Section 6.13 and Section 6.15, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrowers (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrowers shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the Lender's performance or observance of such covenants of the Borrowers, the Borrowers hereby irrevocably appoint the Lender, or the Lender's delegate, acting alone, as the Borrowers' attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrowers any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrowers hereunder.

                                   ARTICLE VII
                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES
                     --------------------------------------

         Section 7.1 EVENTS OF DEFAULT. "Event of Default", wherever used herein, means any one of the following events:

         (a) Default in the payment of the Revolving Note, the Term Note, or any default with respect to any other Indebtedness due from Borrowers to Lender as such Indebtedness becomes due and payable;

         (b) Default in the performance, or breach, of any covenant or agreement of the Borrowers contained in this Agreement;

         (c) An Overadvance arises as the result of any reduction in the Borrowing Base, or arises in any manner on terms not otherwise approved of in advance by the Lender in writing;

         (d) A Change of Control shall occur;

         (e) Any Financial Covenant shall become inapplicable due to the lapse of time and the failure of the Lender and the Borrowers to come to an agreement to amend any such covenant to cover future periods that is acceptable to the Lender in the Lender's sole discretion;

         (f) Any Borrower shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or any Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of any Borrower, as the case may be; or any Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower;

         (g) A petition shall be filed by or against any Borrower under the United States Bankruptcy Code or the laws of any other jurisdiction naming any Borrower;

         (h) Any representation or warranty made by the Borrowers in this Agreement, or by the Borrowers (or any of their Officers) in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement shall be incorrect in any material respect;

         (i) The rendering against the Borrowers (or any Borrower) of an arbitration award, final judgment, decree or order for the payment of money in excess of $10,000 and the continuance of such arbitration award, judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

         (j) A default under any bond, debenture, note or other evidence of material indebtedness of the Borrowers owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any material lease or other contract, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument, lease or contract;

         (k) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrowers by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Pension Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or the Borrowers or any ERISA Affiliate shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or the Borrowers or any ERISA Affiliate shall have failed to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a Lien on the Borrowers' assets in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of the Borrowers to the Multiemployer Plan under Title IV of ERISA;

         (l) An event of default shall occur under any Security Document;

         (m) Default in the payment of any amount owed by the Borrowers to the Lender other than any Indebtedness arising hereunder;

         (n) The Borrowers shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or make any payment with respect to indebtedness that has been subordinated pursuant to any Subordination Agreement;

         (o) The Lender believes in good faith that the prospect of payment in full of any part of the Indebtedness, or that full performance by the Borrowers under the Loan Documents, is impaired, or that there has occurred any material adverse change in the business or financial condition of any Borrower;

         (p) There has occurred any breach, default or event of default by, or attributable to, any Affiliate under any agreement between the Affiliate and the Lender; or

         (q) The indictment of any Director, Officer, or any Owner for a felony offence under state or federal law.

         Section 7.2 RIGHTS AND REMEDIES. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

         (a) The Lender may, by notice to the Borrowers, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

         (b) The Lender may, by notice to the Borrowers, declare the Indebtedness to be forthwith due and payable, whereupon all Indebtedness shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrowers hereby expressly waive;

         (c) The Lender may, without notice to the Borrowers and without further action, apply any and all money owing by the Lender to the Borrowers to the payment of the Indebtedness;

         (d) The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrowers hereby expressly waive) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, the Borrowers will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

         (e) The Lender may exercise and enforce its rights and remedies under the Loan Documents;

         (f) The Lender may without regard to any waste, adequacy of the security or solvency of the Borrowers, apply for the appointment of a receiver of the Collateral, to which appointment the Borrowers hereby consent, whether or not foreclosure proceedings have been commenced under the Security Documents and whether or not a foreclosure sale has occurred; and

         (g) The Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(f) or (g), the Indebtedness shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind. If the Lender sells any of the Collateral on credit, the Indebtedness will be reduced only to the extent of payments actually received. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received to the Indebtedness.

         Section 7.3 CERTAIN NOTICES. If notice to the Borrowers of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.3) at least ten calendar days before the date of intended disposition or other action.

                                  ARTICLE VIII
                                  MISCELLANEOUS
                                  -------------

         Section 8.1 NO WAIVER; CUMULATIVE REMEDIES; COMPLIANCE WITH LAWS. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.
         Section 8.2 AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrowers therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

         Section 8.3 NOTICES; COMMUNICATION OF CONFIDENTIAL INFORMATION; REQUESTS FOR ACCOUNTING. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, (d) transmitted by telecopy, or (e) sent as electronic mail, in each case delivered or sent to the party to whom notice is being given to the business address, telecopier number, or e mail address set forth below next to its signature or, as to each party, at such other business address, telecopier number, or e mail address as it may hereafter designate in writing to the other party pursuant to the terms of this Section. All such notices, requests, demands and other communications shall be deemed to be an authenticated record communicated or given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date delivered to the courier if delivered by overnight courier, or (d) the date of transmission if sent by telecopy or by e mail, except that notices or requests delivered to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender. All notices, financial information, or other business records sent by either party to this Agreement may be transmitted, sent, or otherwise communicated via such medium as the sending party may deem appropriate and commercially reasonable; PROVIDED, HOWEVER, that the risk that the confidentiality or privacy of such notices, financial information, or other business records sent by the Borrowers may be compromised shall be borne exclusively by the Borrowers. All requests for an accounting under Section 9210 of the UCC (i) shall be made in a writing signed by a Person authorized under
Section 2.2(a), (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation, (iii) shall be deemed to be sent when received by the Lender and
(iv) shall otherwise comply with the requirements of Section 9210. The Borrowers request that the Lender respond to all such requests which on their face appear to come from an authorized individual and releases the Lender from any liability for so responding. The Borrowers shall pay the Lender the maximum amount allowed by law for responding to such requests.

         Section 8.4 FURTHER DOCUMENTS. The Borrowers will from time to time execute, deliver, endorse and authorize the filing of any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrowers execute, deliver, endorse or authorize the filing of any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

         Section 8.5 COSTS AND EXPENSES. The Borrowers shall pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by the Lender in connection with the Indebtedness, this Agreement, the Loan Documents, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Indebtedness and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

         Section 8.6 INDEMNITY. In addition to the payment of expenses pursuant to Section 8.5, the Borrowers shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

                  (i) Any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

                  (ii) Any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.14 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.11(b) ; and

                  (iii) Any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances. Notwithstanding the foregoing, the Borrowers shall not be obligated to indemnify any Indemnitee for any Indemnified Liability caused by the gross negligence or willful misconduct of such Indemnitee.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrowers, or counsel designated by the Borrowers and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrowers' sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrowers shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrowers' obligations under this Section 8.6 shall survive the termination of this Agreement and the discharge of the Borrowers' other obligations hereunder.

         Section 8.7 PARTICIPANTS. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

         Section 8.8 EXECUTION IN COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

         Section 8.9 RETENTION OF BORROWERS' RECORDS. The Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by the Borrowers or in connection with the Loan Documents for more than 30 days after receipt by the Lender. If there is a special need to retain specific records, the Borrowers must inform the Lender of its need to retain those records with particularity, which must be delivered in accordance with the notice provisions of Section 8.3 within 30 days of the Lender taking control of same.

         Section 8.10 BINDING EFFECT; ASSIGNMENT; COMPLETE AGREEMENT; SHARING INFORMATION. The Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. To the extent permitted by law, the Borrowers waive and will not assert against any assignee any claims, defenses or set-offs which the Borrowers could assert against the Lender. This Agreement shall also bind all Persons who become a party to this Agreement as a borrower. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. To the extent that any provision of this Agreement contradicts other provisions of the Loan Documents, this Agreement shall control. Without limiting the Lender's right to share information regarding the Borrowers and their Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender may share any and all information they may have in their possession regarding the Borrowers and their Affiliates, and the Borrowers waive any right of confidentiality it may have with respect to such sharing of information.

         Section 8.11 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         Section 8.12 HEADINGS. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 8.13 BORROWER FUNDS ADMINISTRATOR.

         (a) Borrowers maintain an integrated cash management system reflecting their interdependence on one another and the mutual benefits shared among them as a result of their respective operations. In order to efficiently fund and operate their respective businesses and minimize the number of borrowings which they will make under this Agreement and thereby reduce the administrative costs and record keeping required in connection therewith, including the necessity to enter into and maintain separately identified and monitored borrowing facilities, Borrowers have requested, Lender has agreed that all Advances will be advanced to and for the account of Borrowers on a joint and several basis in accordance with the other provisions hereof. Each Borrower hereby acknowledges that it will be receiving direct and indirect benefits from each Loan made pursuant to this Agreement.

         (b) Each Borrower hereby designates, appoints, authorizes and empowers Borrower Funds Administrator as its agent to act as specified in this Agreement and each of the other Loan Documents and Borrower Funds Administrator hereby acknowledges such designation, authorization and empowerment, and accepts such appointment. Each Borrower hereby irrevocably authorizes and directs Borrower Funds Administrator to take such action on its behalf under the provisions of this Agreement and the other Loan Documents, and any other instruments, documents and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Borrower Funds Administrator by the respective terms and provisions hereof and thereof, and such other powers as are reasonably incidental thereto, including, without limitation, to take the following actions for and on such Borrower's behalf:

                  (i) to submit on behalf of each Borrower, borrowing requests, calculations of the Borrowing Base, and other notices to Lender in accordance with the provisions of this Agreement;

                  (ii) to receive on behalf of each Borrower the proceeds of Advances in accordance with the provisions of this Agreement, such proceeds to be disbursed to or for the account of the applicable Borrower as soon as practicable after its receipt thereof; and

                  (iii) to submit on behalf of each Borrower, compliance certificates and all other certificates, notices and other communications given or required to be given hereunder.

Borrower Funds Administrator hereby further is authorized and directed by each Borrower to take all such actions on behalf of such Borrower necessary to exercise the specific power granted in clauses (i) through (iii) above and to perform such other duties hereunder and under the other Loan Documents, and deliver such agreements, documents, certificates and instruments as delegated to or required of Borrower Funds Administrator by the terms hereof or thereof.

         (c) The administration by Lender of the credit facility under this Agreement as a co-borrowing facility with a funds administrator in the manner set forth herein is solely as an accommodation to Borrowers and at their request and Lender shall not incur any liability to any Borrower as a result thereof.

         Section 8.14 JOINT AND SEVERAL LIABILITY.

         (a) Each Borrower acknowledges that it is jointly and severally liable for all of the Indebtedness under the Loan Documents. Each Borrower expressly understands, agrees and acknowledges that (i) Borrowers are all affiliated entities by common ownership, (ii) each Borrower desires to have the availability of one common credit facility instead of separate credit facilities, (iii) each Borrower has requested that Lender extend such a common credit facility on the terms herein provided, (iv) Lender will be lending against, and relying on a Lien upon, all of Borrowers' assets even though the proceeds of any particular Loan made hereunder may not be advanced directly to a particular Borrower, (v) each Borrower will nonetheless benefit by the making of all such Advances by Lender and the availability of a single credit facility of a size greater than each could independently warrant, (vi) all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in the Loan Documents shall be applicable to and shall be binding upon each Borrower and (vii) Borrowers have each executed or will execute the Notes as co-makers of the Notes and that it would not be able to obtain the credit provided by Lender hereunder without the financial support provided by the other Borrowers.

         (b) Each Borrower, to the extent not directly liable therefore, hereby guarantees the prompt payment and performance in full of all Indebtedness. Such guarantee constitutes a guarantee of payment and not of collection. Each Borrower's obligations under this Agreement shall, to the fullest extent permitted by law, be unconditional irrespective of (i) the validity or enforceability, avoidance or subordination of the Indebtedness of any other Borrower or of any promissory note or other document evidencing all or any part of the Indebtedness of any other Borrower, (ii) the absence of any attempt to collect the Indebtedness from any other Borrower, or any other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by Lender with respect to any provision of any instrument evidencing the Indebtedness of any other Borrower or any part thereof, or any other agreement now or hereafter executed by any other Borrower and delivered to Lender, (iv) the failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Indebtedness of any other Borrower, (v) Lender's election, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, (vi) any borrowing or grant of a security interest by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code, (vii) the disallowance of all or any portion of Lender's claim(s) for the repayment of the Indebtedness of any other Borrower under Section 502 of the Bankruptcy Code or
(viii) any other circumstances which might constitute a legal or equitable discharge or defense of a guarantor or of any other Borrower (other than actual indefeasible payment in full in cash). With respect to any Borrower's Indebtedness arising as a result of the joint and several liability of Borrowers hereunder with respect to Advances or other extensions of credit made to any of the other Borrowers hereunder, such Borrower hereby forever waives any right to enforce any right of subrogation or any remedy which Lender now has or may hereafter have against any other Borrower, or any endorser of all or any part of the Indebtedness, and any benefit of, and any right to participate in, any security or collateral given to Lender to secure payment of the Indebtedness or any other liability of any Borrower to Lender. During the existence of any Event of Default, Lender may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Indebtedness, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Indebtedness. Each Borrower consents and agrees that Lender shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Indebtedness. Without limiting the generality of the foregoing or any other provision hereof, each borrower waives any rights and benefits which might otherwise be available to such Borrower under California Civil Code Sections 2787 to 2855, inclusive, 2899, and 3433.

         (c) Each Borrower is obligated to repay the Indebtedness as a joint and several obligor under this Agreement and the other Loan Documents. To the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Indebtedness constituting Advances made to another Borrower hereunder or other Indebtedness incurred directly and primarily by any other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers. As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation

Payments which could be asserted against such Borrower hereunder without (i) rendering such Borrower "insolvent" within the meaning of Section 101 (31) of the Bankruptcy Code, Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), (ii) leaving such Borrower with unreasonably small capital or assets, within the meaning of
Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA, or (iii) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code, Section 4 of the UFTA or Section 5 of the UFCA. All rights and claims of contribution, indemnification, and reimbursement under this Section 8.14 shall be subordinate in right of payment to the prior indefeasible payment in full in cash of the Indebtedness. The provisions of this Section 8.14 shall, to the extent inconsistent with any provision in any Loan Document, supersede such inconsistent provision.

         (d) If (i) any court holds that Borrowers are guarantors and not jointly and severally liable as principal obligors or (ii) bankruptcy or reorganization proceedings at any time are instituted by or against any Borrower under any Debtor Relief Law, then each Borrower hereby: (A) expressly and irrevocably waives, to the fullest extent possible, except as otherwise provided in Section 8.14(c), on behalf of such Borrower, any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification, set off or any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, to a holder or transferee against a maker, or to the holder of a claim against any Person, and which such Borrower may have or hereafter acquire against any Person in connection with or as a result of such Borrower's execution, delivery and/or performance of this Agreement, or any other documents to which such Borrower is a party or otherwise; (B) expressly and irrevocably waives any "claim" (as such term is defined in the Bankruptcy Code) of any kind against any other Borrower, and further agrees that it shall not have or assert any such rights against any Person (including any surety), either directly or as an attempted set off to any action commenced against such Borrower by Lender or any other Person; and (C) acknowledges and agrees (I) that this waiver is intended to benefit Lender and shall not limit or otherwise affect such Borrower's liability hereunder or the enforceability of this Agreement, and (II) that Lender and its successors and assigns are intended beneficiaries of this waiver, and the agreements set forth in this Section 8.14 and their rights under this Section 8.14 shall survive payment in full of the Indebtedness.

         (e) EACH BORROWER WAIVES THE FILING OF A CLAIM WITH A COURT IN THE EVENT OF RECEIVERSHIP OR BANKRUPTCY OF ANY BORROWER, AND WAIVES EVERY DEFENSE, CAUSE OF ACTION, COUNTERCLAIM OR SETOFF WHICH ANY BORROWER MAY NOW HAVE OR HEREAFTER MAY HAVE TO ANY ACTION BY LENDER IN ENFORCING THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, EVERY DEFENSE, COUNTERCLAIM OR SETOFF WHICH SUCH BORROWER MAY NOW HAVE, OR HEREAFTER MAY HAVE, AGAINST ANOTHER BORROWER OR ANY OTHER PARTY LIABLE TO LENDER IN ANY MANNER. AS FURTHER SECURITY, ANY AND ALL DEBTS AND LIABILITIES NOW OR HEREAFTER ARISING AND OWING TO ANY BORROWER BY ANY OTHER BORROWER, OR TO ANY OTHER PARTY LIABLE TO LENDER, ARE HEREBY SUBORDINATED TO LENDER'S CLAIMS AND UPON THE OCCURRENCE OF AN EVENT OF DEFAULT ARE ASSIGNED

TO LENDER. EACH BORROWER RATIFIES AND CONFIRMS WHATEVER LENDER MAY DO PURSUANT TO THE TERMS HEREOF, AND AGREES THAT LENDER SHALL NOT BE LIABLE FOR ANY ERROR IN JUDGMENT OR MISTAKES OF FACT OR LAW. EACH BORROWER HEREBY AGREES THAT IT MAY BE JOINED AS A PARTY DEFENDANT IN ANY LEGAL PROCEEDING (INCLUDING, BUT NOT LIMITED TO, A FORECLOSURE PROCEEDING) INSTITUTED BY LENDER AGAINST ANY OTHER BORROWER.

         (f) Should a claim be made upon Lender at any time for repayment of any amount received by Lender in payment of the Indebtedness, or any part thereof, whether received from any Borrower or received by Lender as the proceeds of Collateral, by reason of: (1) any judgment, decree or order of any court or administrative body having jurisdiction over Lender or any of their property, or
(2) any settlement or compromise of any such claim effected by Lender, in its sole discretion, with the claimant (including a Borrower), each Borrower shall remain liable to Lender for the amount so repaid to the same extent as if such amount had never originally been received by Lender, notwithstanding any termination hereof or the cancellation of any note or other instrument evidencing any of the Indebtedness.

         (g) To the extent that any payment to, or realization by, Lender on the Indebtedness exceeds the limitations of this Section 8.14 and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and this Agreement as limited shall in all events remain in full force and effect and be fully enforceable against such Borrower. This Section 8.14 is intended solely to reserve the rights of Lender hereunder against each Borrower, in such proceeding to the maximum extent permitted by applicable Debtor Relief Laws and no Borrower, guarantor of the Indebtedness or other Person shall have any right, claim or defense under this Section 8.14 that would not otherwise be available under applicable Debtor Relief Laws in such proceeding.

         Section 8.15 GOVERNING LAW; JURISDICTION, VENUE. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of California. The parties hereto hereby
(i) consent to the personal jurisdiction of the state and federal courts located in the State of California in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient; (iii) agree that any litigation initiated by the Lender or the Borrowers in connection with this Agreement or the other Loan Documents may be venued in either the state or federal courts located in the City of Los Angeles, County of Los Angeles, California; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         Section 8.16 ARBITRATION.

         (a) ARBITRATION. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

         (b) GOVERNING RULES. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association ("AAA");
(ii) be governed by the Federal Arbitration Act (Title 9 of the United States
Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. ss.91 or any similar applicable state law.

         (c) NO WAIVER OF PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

         (d) ARBITRATOR QUALIFICATIONS AND POWERS. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

         (e) DISCOVERY. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

         (f) CLASS PROCEEDINGS AND CONSOLIDATIONS. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

         (g) PAYMENT OF ARBITRATION COSTS AND FEES. The arbitrator shall award all costs and expenses of the arbitration proceeding.

         (h) REAL PROPERTY COLLATERAL; JUDICIAL REFERENCE. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

         (i) MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

         Section 8.17 SERVICING OF CREDIT FACILITY.

         (a) The Lender may enter into a servicing agreement (the "Servicing Agreement") with the Servicer to service and enforce the Loan Documents and collect the Indebtedness on the Lender's behalf. Pursuant to the Servicing Agreement, the Lender has authorized the Servicer to take certain actions, perform certain duties and exercise certain powers on the Lender's behalf under the provisions of the Loan Documents and any other instruments and agreements referred to in this Agreement.

         (b) The Servicer shall have no duties or responsibilities to the Borrowers, but only to the Lender and then only as expressly set forth in the Servicing Agreement. Without limiting the generality of the foregoing, the Servicer shall have no obligation to make any loans or advances to the Borrowers. Neither the Servicer nor any of its Officers, Directors, employees or agents shall be liable for any action taken or omitted by them hereunder or in connection herewith, unless caused by its or their willful misconduct. The Servicer's duties shall be mechanical and administrative in nature; nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Servicer any obligations with respect to the Loan Documents except as expressly set forth herein. The Borrowers shall not in any way be construed to be a third party beneficiary of any relationship between the Servicer and the Lender.

         (c) The Servicer shall be entitled to rely, and shall be fully protected in relying, upon any communication whether written or oral believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

         (d) The Borrowers shall be entitled to rely upon any communication whether written or oral sent or made by the Servicer for and on behalf of the Lender with respect to all matters pertaining to the Loan Documents and the Borrowers' duties and obligations hereunder, unless and until the Borrowers receives written notice from the Lender that the Servicer is no longer servicing the Credit Facility.

         (e) The Servicer shall hold and be the custodian of the Loan Documents on the Lender's behalf for so long as the Servicer is servicing the Credit Facility.

         (f) The Servicing Agreement may be terminated at any time without prior notice to or consent of the Borrowers. Upon termination of the Servicing Agreement and failure to replace the Servicing Agreement with a new servicing agreement, all references herein to the Servicer shall thereafter mean and refer to the Lender.

                            (Signatures on next page)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Emrise Corporation                          EMRISE CORPORATION
9485 Haven Avenue, Suite 100
Rancho Cucamonga, California  91730         By:  _______________________________
Fax:  (909) 987-9228                        Print Name:_________________________
Attention:  Carmine T. Oliva                Title:______________________________
E-mail:  ctoliva@emrise.com

c/o Emrise Corporation                      EMRISE ELECTRONICS CORPORATION
9485 Haven Avenue, Suite 100
Rancho Cucamonga, California  91730         By:  _______________________________
Fax:  (909) 987-9228                        Print Name:_________________________
Attention:  Carmine T. Oliva                Title:______________________________
E-mail:  ctoliva@emrise.com

c/o Emrise Corporation                      RO ASSOCIATES INCORPORATED
9485 Haven Avenue, Suite 100
Rancho Cucamonga, California  91730         By:  _______________________________
Fax:  (909) 987-9228                        Print Name:_________________________
Attention:  Carmine T. Oliva                Title:______________________________
E-mail:  ctoliva@emrise.com

c/o Emrise Corporation                      CXR LARUS CORPORATION
9485 Haven Avenue, Suite 100
Rancho Cucamonga, California  91730         By:  _______________________________
Fax:  (909) 987-9228                        Print Name:_________________________
Attention:  Carmine T. Oliva                Title:______________________________
E-mail:  ctoliva@emrise.com

Wells Fargo Bank, National Association      WELLS FARGO BANK,
Wells Fargo Business Credit                 NATIONAL ASSOCIATION
245 S. Los Robles Avenue, Suite 700         BY:  _______________________________
Pasadena, California  91101                      _______________________________
Telecopier:  626.844.9063                        ITS VICE PRESIDENT
Attention:  Vincent Maddela
e-mail:  maddelvl@wellsfargo.com

                   EXHIBIT A TO CREDIT AND SECURITY AGREEMENT

                                 REVOLVING NOTE

$5,000,000                                                      December 1, 2006

         For value received, the undersigned, EMRISE CORPORATION, a Delaware corporation ("Emrise Corporation"), EMRISE ELECTRONICS CORPORATION, a New Jersey corporation ("Emrise Electronics"), RO ASSOCIATES INCORPORATED, a California corporation ("RO Associates"), and CXR LARUS CORPORATION, a Delaware corporation ("Larus"; Larus, Emrise Corporation, Emrise Electronics, and RO Associates are sometimes referred to individually herein as a "Borrower" and collectively as the "Borrowers"), hereby promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Lender"), acting through its Wells Fargo Business Credit operating division, on the Termination Date referenced in the Credit and Security Agreement dated the same date as this Revolving Note that was entered into by the Lender and the Borrowers (as amended from time to time, the "Credit Agreement"; to which reference is made for capitalized terms used by not defined in this Revolving Note), at Lender's office located at 245 S. Los Robles Avenue, Suite 700, Pasadena, California 91101, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million Dollars ($5,000,000) or the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrowers under the Credit Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Revolving Note is fully paid at the rate from time to time in effect under the Credit Agreement.

         This Revolving Note is the Revolving Note referenced in the Credit Agreement, and is subject to the terms of the Credit Agreement, which provides, among other things, for acceleration hereof. Principal and interest due hereunder shall be payable as provided in the Credit Agreement, and this Revolving Note may be prepaid only in accordance with the terms of the Credit Agreement. This Revolving Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

         The Borrowers shall pay all costs of collection, including reasonable attorneys' fees and legal expenses if this Revolving Note is not paid when due, whether or not legal proceedings are commenced.

         The Borrowers waive, to the full extent permitted by law, the right to plead any statutes of limitations as a defense to Indebtedness represented by this Revolving Note. The Borrowers and each endorser of this Revolving Note (i) waives, to the full extent permitted by law, presentment, demand for payment, notice of dishonor, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices or demands of any kind (except notices specifically provided for in the Loan Documents). Any person included as one of the Borrowers that is an accommodation party, co-maker, guarantor or other surety and each endorser of this Revolving Note hereby (I) waives all


                               Exhibit A - Page 1
suretyship defenses, (II) consents to any and all future releases of other Borrowers and other guarantors, releases of Collateral and amendments, modifications, extensions, renewals, restatements and supplements of Loan Documents, and (III) agrees to make payment and that Lender may realize upon Collateral granted by the person without prior action by Lender against any other Borrower or any Collateral granted by any other Borrower.



                                     EMRISE CORPORATION
                                     EMRISE ELECTRONICS CORPORATION
                                     RO ASSOCIATES INCORPORATED
                                     CXR LARUS CORPORATION


                                     By:
                                            ------------------------------------
                                     Name:
                                            ------------------------------------
                                     Its:   President


                               Exhibit A - Page 2

                   EXHIBIT B TO CREDIT AND SECURITY AGREEMENT

                                    TERM NOTE

$200,000                                                        December 1, 2006

         EMRISE CORPORATION, a Delaware corporation ("Emrise Corporation"), EMRISE ELECTRONICS CORPORATION, a New Jersey corporation ("Emrise Electronics"), RO ASSOCIATES INCORPORATED, a California corporation ("RO Associates"), and CXR LARUS CORPORATION, a Delaware corporation ("Larus"; Larus, Emrise Corporation, Emrise Electronics, and RO Associates are sometimes referred to individually herein as a "Borrower" and collectively as the "Borrowers"), hereby promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the "Lender"), acting through its Wells Fargo Business Credit operating division, on the Termination Date set forth in the Credit and Security Agreement dated the same date as this Term Note that was entered into by the Lender and the Borrowers (as amended from time to time, the "Credit Agreement" ; to which reference is made for capitalized terms used by not defined in this Term Note), at Lender's office located at 245 S. Los Robles Avenue, Suite 700, Pasadena, California 91101, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Two Hundred Thousand Dollars ($200,000) or the aggregate unpaid principal amount of all Term Advances made by the Lender to the Borrowers under the Credit Agreement together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Term Note is fully paid at the rate from time to time in effect under the Credit Agreement.

         This Term Note is the Term Note referred to in the Credit Agreement, and is subject to the terms of, the Credit Agreement, which provides, among other things, for acceleration hereof. Principal and interest due hereunder shall be payable as provided in the Credit Agreement, and this Term Note may be prepaid only in accordance with the terms of the Credit Agreement. This Term
Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

         The Borrowers hereby agree to pay all costs of collection, including attorneys' fees and legal expenses in the event this Term Note is not paid when due, whether or not legal proceedings are commenced.

         The Borrowers waive, to the full extent permitted by law, the right to plead any statutes of limitations as a defense to Indebtedness represented by this Term Note. The Borrowers and each endorser of this Term Note (i) waives, to the full extent permitted by law, presentment, demand for payment, notice of dishonor, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices or demands of any kind (except notices specifically provided for in the Loan Documents). Any person included as one of the Borrowers that is an accommodation party, co-maker, guarantor or other surety and each endorser of this Term Note hereby (I) waives all suretyship defenses, (II) consents to any and all future releases of other Borrowers and other guarantors, releases of Collateral and amendments, modifications,


                               Exhibit B - Page 1
extensions, renewals, restatements and supplements of Loan Documents, and (III) agrees to make payment and that Lender may realize upon Collateral granted by the person without prior action by Lender against any other Borrower or any Collateral granted by any other Borrower.

                                       EMRISE CORPORATION
                                       EMRISE ELECTRONICS CORPORATION
                                       RO ASSOCIATES INCORPORATED
                                       CXR LARUS CORPORATION

                                       By:
                                              ----------------------------------
                                       Name:
                                              ----------------------------------
                                       Its:   President


                               Exhibit B - Page 2

                   EXHIBIT C TO CREDIT AND SECURITY AGREEMENT

                             COMPLIANCE CERTIFICATE
                             ----------------------

To:               Wells Fargo Bank, National Association
Date:             [__________________, 200___]
Subject:          Financial Statements

         In accordance with our Credit and Security Agreement dated as of December 1, 2006 (as amended from time to time, the "Credit Agreement"), attached are the financial statements of EMRISE CORPORATION, a Delaware corporation ("Emrise Corporation"), EMRISE ELECTRONICS CORPORATION, a New Jersey corporation ("Emrise Electronics"), RO ASSOCIATES INCORPORATED, a California corporation ("RO Associates"), and CXR LARUS CORPORATION, a Delaware corporation ("Larus"; Larus, Emrise Corporation, Emrise Electronics, and RO Associates are sometimes referred to individually herein as a "Borrower" and collectively as the "Borrowers"), as of and for [________________, 200__] (the "Reporting Date") and the year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

         I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrowers' financial condition as of the date thereof.

         I further hereby certify as follows: EVENTS OF DEFAULT.  (Check one):

         [ ]      The undersigned does not have knowledge of the occurrence of a
Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.

         [ ]      The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto. The Borrowers acknowledge that pursuant to Section 2.8(d) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period.

         MATERIAL ADVERSE CHANGE IN LITIGATION MATTERS OF THE BORROWERS. We further hereby certify as follows (check one):

         [ ]      The undersigned have no knowledge of any material adverse
change to the litigation exposure of the Borrowers or any of their Affiliates.

         [ ]      The undersigned have knowledge of material adverse changes to the litigation exposure of the Borrowers or any of their Affiliates not previously disclosed in Schedule 5.7. Attached to this Certificate is a statement of the facts with respect thereto.


                               Exhibit C - Page 1

         FINANCIAL COVENANTS. We further hereby certify as follows (check and complete each of the following):

         1. MINIMUM DEBT SERVICE COVERAGE RATIO. Pursuant to Section 6.2(c) of the Credit Agreement, as of the Reporting Date, the Borrowers' Debt Service Coverage Ratio was [_____] to 1.00, which [_] satisfies [_] does not satisfy the requirement that such ratio be no less than the applicable ratio set forth in the table below on the Reporting Date:

                TEST DATES/PERIODS                         MINIMUM DEBT SERVICE
                ------------------                            COVERAGE RATIO
                                                              --------------

  March 31, 2007, June 30, 2007, September 30,                 1.20 to 1.00
  and December 31, 2007, for the calendar year to date period ending on each such test date.

    March 31, 2008, and the last day of each                   1.20 to 1.00
    calendar quarter thereafter, for the four quarter period ending on the last day of such calendar quarter.

         2. MINIMUM BOOK NET WORTH. Pursuant to Section 6.2(a) of the Credit Agreement, as of the Reporting Date, the Borrowers' Book Net Worth was $____________ , which [_] satisfies [_] does not satisfy the requirement that such amount be not less than the applicable amount set forth in the table below (numbers appearing between "( )" are negative) on the Reporting Date (as such amounts are adjusted in accordance with Section 6.2(a) of the Credit Agreement):

                       PERIOD                                 MINIMUM BOOK NET WORTH
                       ------                                 ----------------------
         Calendar month ending July 31, 2006                       $26,400,000
        Calendar month ending August 31, 2006                      $26,000,000
      Calendar month ending September 30, 2006                     $26,250,000
       Calendar month ending October 31, 2006                      $26,500,000
       Calendar month ending November 30, 2006                     $26,650,000
Calendar months ending December 31, 2006, January 31,              $26,900,000
             2007, and February 28, 2007
     Calendar month ending March 31, 2007, and           The sum of (i) $26,900,000, plus
          each calendar month thereafter              (ii) 80% of Borrowers' consolidated
                                                      Net Income for each calendar quarter
                                                       ending on or after March 31, 2007
                                                        (but only to the extent such Net
                                                        Income for each such quarter
                                                                 is positive).


                               Exhibit C - Page 2

         3. MINIMUM NET INCOME. Pursuant to Section 6.2(b) of the Credit Agreement, the Borrowers Net Income determined as of the Reporting Date for the relevant period ending on such Reporting Date was $[_________], which [_] satisfies [_] does not satisfy the requirement that such amount be not less than the applicable amount set forth below (numbers appearing between "( )" are negative):

                            PERIOD                           MINIMUM NET INCOME
                            ------                           ------------------
            January 1, 2006 through June 30, 2006               $(1,250,000)
          January 1, 2006 through September 30, 2006            $(1,900,000)
          January 1, 2006 through December 31, 2006             $(1,150,000)

For each quarterly period occurring after December 31, 2006, Borrowers' minimum Net Income is required to be not less than zero (-0-) for two consecutive quarters.

         4. SALARIES. As of the Reporting Date, the Borrowers have not paid excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation, or increased the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families, by more than ten percent (10%) over the amount paid in the Borrowers' previous fiscal year, either individually or for all such persons in the aggregate, and has not paid any increase from any source other than profits earned in the year of payment, and as a consequence [_] is [_] is not in compliance with Section 6.8 of the Credit Agreement.

         Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.


                                           -------------------------------------
                                           By:
                                               ---------------------------------
                                               Its Chief Financial Officer


                               Exhibit C - Page 3

                   EXHIBIT D TO CREDIT AND SECURITY AGREEMENT

                                    PREMISES
                                    --------

         The Premises referred to in the Credit and Security Agreement are legally described as follows:

         1. 9485 HAVEN AVE, SUITE 100, RANCHO CUCAMONGA, CA 91730

         2. 9654 HERMOSA AVENUE, RANCHO CUCAMONGA, CA 91730

         3. 246 CASPIAN DRIVE, SUNNYVALE, CA 94088, with the following legal description: All of the real property in the City of Sunnyvale, County of Santa Clara, State of California, described as follows: ALL OF PARCEL 1, AS SHOWN UPON THAT CERTAIN MAP ENTITLED, "PARCEL MAP BEING A RESUBDIVISION OF PARCEL E AS SHOWN ON A MAP RECORDED IN BOOK 391 OF MAPS, AT PAGE 47, SANTA CLARA COUNTY RECORDS", MAP FILED ON DECEMBER 8, 1977, MAP BOOK 408, PAGE(S) 47, SANTA CLARA COUNTY RECORDS.

         4. 894 FAULSTICH COURT, SAN JOSE, CA 95112, with the following legal description: Parcel 5 as shown on the Parcel Map filed January 15, 1986 in Book 554 of Maps, pages 40 through 42. Records of Santa Clara County (herein, the "Parcel Map"), together with all improvements thereon and all rights appurtenant thereto (herein, the "Property"). AND TOGETHER WITH a private easement for ingress, egress and cross access for the benefit of the Property over and across a strip of land 12 feet in width located on Parcel 4 as shown on the Parcel Map, along the common boundary which is the southeast property line of said Parcel 4, excepting therefrom the northeasterly 25 feet of said common boundary, and RESERVING THEREFROM, a private easement for ingress, egress and cross access for the benefit of said Parcel 4 over and across a strip of land 12 feet in width located on the Property, along the common boundary which is the southeast property line of said Parcel 4, excepting therefrom the northeasterly 25 feet of said common boundary, and FURTHER RESERVING THEREFROM, a private easement for ingress and egress for the benefit of said Parcel 4 over and across the driveway for said Parcel 4 as the same encroaches on the Property as of the date of this Grant Deed.

         5. 720 E. HUNTINGTON DRIVE, MONROVIA, CA 91016


                               Exhibit D - Page 1